UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                       AMENDMENT NO. 1 TO

                            FORM F-1

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                   ZERON INTERNATIONAL LIMITED
         (Name of small business issuer in its charter)

 Cayman Islands              6770                     Not Applicable
(State or jurisdiction  (Primary Standard Industrial   (I.R.S. Employer
of incorporation or     Classification Code Number)    Identification
organization)                                            No.)

 4 Park Road, Tremont House, Hamilton HM11, Bermuda    (441) 292-3781
       (Address and telephone number of principal executive offices)


  4 Park Road, Tremont House, Hamilton HM11, Bermuda   (441) 292-3781
                (Address of Principal place of business or
                   intended principal place of business)


Rose-Marie Fox, 354 East 50th Street, New York, N.Y.(212) 593-0360 (Name, address, and telephone number of agent for service in the United States)


Approximate date of proposed sale to the public as soon as practicable after the effective date of this Registration Statement and Prospectus.

                         By:  Joel Schonfeld, Esq.
                         26 Court Street, (Suite 810)
                         Brooklyn, New York 11242


                   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                      CALCULATION OF REGISTRATION FEE



Title of Each Class of   Amount       Proposed    Proposed   Amount of
Securities Being         Being        Maximum     Maximum    Registration
Registered               Registered   Offering    Aggregate  Fee
                                      Price Per   Offering
                                      Share (1)   Price(1)

Shares of Common Stock    4,000        $6.25       $   25,000$   8.62

Bridge Warrants issued  300,000          $.001 $      300$    .87   prior to
the
 Offering(2)

Common Stock                300,000      $6.26 $1,875,000    $ 646.56
 Underlying
 Bridge Warrants(2)


TOTAL                                                        $ 656.05

(1) Estimated for purposes of computing the registration fee pursuant to Rule 457.

(2) On October 3, 1995, the Company issued 300,000 Bridge Warrants to three persons pursuant to notes issued for an aggregate amount of $300,000
pursuant to the Company's bridge financing.   The Bridge Warrants, as well as
the underlying stock, are included in this Registration Statement. The holders of the Bridge Warrants are aware that Regulation C is applicable to secondary sales by such persons. For a list of such persons, see "Selling Securityholders."

              Cross Reference Sheet Pursuant to Rule 404 (c)
                   Showing the Location In Prospectus of
                 Information Required by Items of Form F-1


  Part I.    Information Required in Prospectus

  Item
   No.           Required Item                    Location or Caption


  1.               Front of Registration Statement       Front of
Registration
               and Outside Front Cover of            Statement and outside
               Prospectus                            front cover of
Prospectus

  2.               Inside Front and Outside Back         Inside Front Cover
Page
                   Cover Pages of Prospectus             of Prospectus and
Outside
           Front cover Page of
           Prospectus

  3.               Summary Information and Risk          Prospectus Summary;
           Factors                               High Risk Factors

  4.               Use of Proceeds                       Use of Proceeds

  5.               Determination of Offering             Determination of
           Price                                 Offering Price

  6.               Dilution                              Dilution

  7.               Selling Security Holders              Selling
Securityholders

  8.               Plan of Distribution                  Plan of Distribution

  9.               Description of Securities             Description of
Securities
                   to be Registered

 10.               Interests of Named Experts            Legal Opinions;
Experts
               and Counsel

 11.               Information with Respect to           Proposed Business;
          the Registrant                        Litigation; Principal
                                                Shareholders;
                                        Management; Certain
                                        Transactions
 12.               Disclosure of Commission              Statement as to

                   Position on Indemnification           Indemnification
                   For Securities Act Liabilities


PROSPECTUS

                        ZERON INTERNATIONAL LIMITED
                      (a Cayman Islands Corporation)
          4,000 Shares of Common Stock Offered at $6.25 per Share

          Zeron International Limited, a Cayman Island corporation (the "Company"), is hereby offering for sale 4,000 shares of common stock, $.001 par value per share (the "Shares) (Common Stock") at a purchase price of $6.25 per Share (the "Offering"). The Shares shall be sold exclusively by the Company on a "best-efforts, all or none basis" for a period of ninety
(90) days (which may be extended an additional ninety (90) days). (See "Description of Securities"). This offering shall be conducted directly by the Company without the use of a professional underwriter or securities dealer. The Company's offering is being made in compliance with Rule 419 of Regulation C, pursuant to which the offering proceeds and the securities to be issued to purchasers will be placed in an escrow account (the "Escrow Account") until the offering has been reconfirmed by the Company's shareholders and a Business Combination (as hereinafter defined) consummated in accordance with the provisions of such Rule. Pursuant to Rule 3a51-1(d) under the Securities Exchange Act, the securities being offered hereto constitute "penny stock," and as such, certain sales restrictions apply to these securities. (See "Risk Factors"). Up to 30% of the Offering may be purchased by officers, directors, current shareholders of the Company and any of their affiliates or associates.

          This prospectus also relates to a secondary offering of 300,000 bridge warrants and their underlying shares by certain selling securityholders (the "Selling Securityholders") (the "Secondary Offering"). Each bridge warrant enables the holder to purchase one share of Common Stock at the price of $6.25 (the "Bridge Warrants") during the period commencing on the later of the consummation of a Business Combination by the Company or one year from the date of this prospectus and ending seven years from the date of this prospectus. The holders of the Bridge Warrants have agreed not to transfer them until after the consummation of a Business Combination and not to exercise them until 90 days after such consummation. Prior to the Effective Date, the securities to be offered by the Selling Securityholders (the "Selling Securityholders' Securities" or "Secondary Securities") will be deposited in the Escrow Account and will be released from such account and returned to the Selling Securityholders only (i) upon consummation of a Business Combination (as hereinafter defined) in accordance with Rule 419, or
(ii) contemporaneously with the return of Deposited Funds (as hereinafter defined) to the investors in this offering in the event a Business
Combination is not consummated by              (18 months after the date of
this prospectus). The Secondary Offering will not commence until after the Company's offering has been reconfirmed by the shareholders, a Business Combination has been consummated and the proceeds of the Company's offering released from escrow and disbursed to the Company in accordance with the provisions of Rule 419 of Regulation C.

          See "RISK FACTORS" for a discussion of certain factors which should be considered by prospective investors.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                   Price to                Proceeds to
                   the Public              the Company(2)
Per Share          $    6.25               $    6.25

TOTAL (1)         $25,000.00               $25,000.00



(1) These Shares are offered by the Company on a "best-efforts, all or none basis".

     Pursuant to the terms of an escrow agreement (the "Escrow Agreement"), upon receipt by the Company, investors' funds will immediately be deposited in the Escrow Account which will be maintained by Atlantic Liberty Savings, 186 Montague Street, Brooklyn, New York, 11201 (the "Escrow Agent"). All investors' checks, money orders or wire transfers must be made payable to "Zeron International Limited, and Atlantic Liberty Savings, as Escrow Agent." Unless all 4,000 Shares have been sold, and $25,000 in payment therefor has been received in the Escrow Account within 90 days from the date hereof (the "Offering Period"), or within an additional 90 days if the Offering Period is extended by the Company (the "Extended Offering Period"), all funds held in the Escrow Account will be returned to investors in full, without interest thereon or deduction therefrom.

     Upon the sale of all 4,000 Shares within the Offering Period (or the Extended Offering Period), other terms of the Escrow Agreement which have been included therein to comply with Rule 419 (the "Rule 419 Escrow Provisions") will govern the treatment of the Shares purchased by investors and the investors' funds tendered in payment thereof. Pursuant to the Rule 419 Escrow Provisions, the Common Stock certificates evidencing the Shares are to be issued in the respective names of the investors and promptly deposited into the Escrow Account upon issuance. The investors' funds will remain as deposited in the Escrow Account except for up to 10% of the amount on deposit after such payments which may be released to the Company under Rule 419 (the "Deposited Funds.")

          Rule 419 permits 10% of the proceeds to be disbursed to the Company from the Rule 419 Escrow Account prior to the consummation of a Business Combination. The Company is entitled to 10% of the Deposited Funds of this offering, and the Company's current management intends to request release of these funds from the Escrow Account. The Company will receive the remainder of the Deposited Funds in the event a Business Combination is consummated pursuant to the provisions of Rule 419.

(2) Before deducting offering expenses which include: Blue Sky fees, legal fees, accounting fees, printing fees, filing fees, estimated at $29,605.17. These offering expenses will be taken from funds in the Company's treasury.

          THE COMPANY IS CONDUCTING A BLANK CHECK OFFERING SUBJECT TO THE COMMISSION'S RULE 419 OF REGULATION C. THE OFFERING PROCEEDS, WHICH WILL BE $25,000.00, AND THE SECURITIES PURCHASED BY INVESTORS MUST BE DEPOSITED INTO AN ESCROW ACCOUNT (THE "DEPOSITED FUNDS" AND "DEPOSITED SECURITIES," RESPECTIVELY). WHILE HELD IN THE ESCROW ACCOUNT, THE DEPOSITED SECURITIES MAY NOT BE TRADED OR TRANSFERRED. EXCEPT FOR AN AMOUNT UP TO 10% OF THE DEPOSITED FUNDS, $2,500, OTHERWISE RELEASABLE UNDER THE RULE, THE DEPOSITED FUNDS AND THE DEPOSITED SECURITIES MAY NOT BE RELEASED UNTIL AN ACQUISITION IS MADE WHICH MEETS THE CRITERIA SPECIFIED IN RULE 419, AND A SUFFICIENT NUMBER OF INVESTORS RECONFIRM THEIR INVESTMENT IN ACCORDANCE WITH RULE 419's PROCEDURES. PURSUANT TO THESE PROCEDURES, A NEW PROSPECTUS, WHICH DESCRIBES AN ACQUISITION CANDIDATE AND ITS BUSINESS AND INCLUDES AUDITED FINANCIAL STATEMENTS, WILL BE DELIVERED TO ALL INVESTORS. THE COMPANY MUST RETURN THE PRO RATA PORTION OF THE DEPOSITED FUNDS TO ANY INVESTOR WHO DOES NOT ELECT TO REMAIN AN INVESTOR. UNLESS A SUFFICIENT NUMBER OF INVESTORS ELECT TO REMAIN SO, ALL INVESTORS WILL BE ENTITLED TO THE RETURN OF THEIR PRO RATA PORTION OF THE DEPOSITED FUNDS AND NONE OF THE DEPOSITED SECURITIES WILL BE ISSUED TO INVESTORS. IN THE EVENT AN ACQUISITION IS NOT CONSUMMATED WITHIN 18 MONTHS OF THE EFFECTIVE DATE, THE DEPOSITED FUNDS WILL BE RETURNED ON A PRO RATA BASIS TO ALL INVESTORS. (SEE "INVESTORS' RIGHTS AND SUBSTANTIVE PROTECTIONS UNDER RULE 419.")

          AS INDICATED ABOVE, THE COMPANY'S OFFERING IS SUBJECT TO THE PROVISIONS OF RULE 419. WHILE HELD IN THE ESCROW ACCOUNT, RULE 15g-8 UNDER THE SECURITIES EXCHANGE ACT OF 1934 MAKES IT UNLAWFUL FOR ANY PERSON TO SELL OR OFFER TO SELL THE DEPOSITED SECURITIES (OR ANY INTEREST IN OR RELATED TO THE DEPOSITED SECURITIES). THUS, INVESTORS ARE PROHIBITED FROM MAKING ANY ARRANGEMENTS TO SELL THE DEPOSITED SECURITIES UNTIL THEY ARE RELEASED FROM THE ESCROW ACCOUNT (SEE "HIGH RISK FACTORS.")

                   ZERON INTERNATIONAL LIMITED
                   4 Park Road, Tremont House
                     Hamilton HM11, Bermuda

The date of this Prospectus is                       .
          THESE SECURITIES ARE HIGHLY SPECULATIVE, INVOLVE A HIGH DEGREE OF RISK, AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE "HIGH RISK FACTORS" FOR SPECIAL RISKS CONCERNING THE COMPANY AND "DILUTION" FOR INFORMATION CONCERNING DILUTION OF THE BOOK VALUE OF THE INVESTORS' SHARES FROM THE PUBLIC OFFERING PRICE.

          THE SHARES HAVE BEEN REGISTERED ONLY IN THE STATE OF NEW YORK, AND MAY ONLY BE TRADED IN SUCH STATE AND THE DISTRICT OF COLUMBIA, AND IN ANY FOREIGN COUNTRY THAT PERMITS TRADING OF SECURITIES WITHOUT REGISTRATION THEREOF. PURCHASERS OF SUCH SECURITIES EITHER IN THIS OFFERING OR IN ANY SUBSEQUENT TRADING MARKET WHICH MAY DEVELOP MUST BE RESIDENTS OF NEW YORK OR THE DISTRICT OF COLUMBIA. THE COMPANY WILL AMEND THIS PROSPECTUS FOR THE PURPOSE OF DISCLOSING ADDITIONAL STATES, IF ANY, IN WHICH THE COMPANY'S SECURITIES ARE REGISTERED. (SEE "HIGH RISK FACTORS - STATE LAW VIOLATIONS.")

          PRIOR TO THIS OFFERING THERE HAS BEEN NO PUBLIC MARKET
FOR THE COMMON STOCK OF THE COMPANY.  THERE IS NO ASSURANCE THAT
ANY TRADING MARKET IN THESE SECURITIES WILL EVER DEVELOP.


            The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (the "Registration Statement") on Form F-1 under the Securities Act of 1933 with respect to the Shares offered hereby. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Company will be subject to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), but is currently not a reporting company. The Company will file periodic reports voluntarily in the event that its obligation to file such reports is suspended under Section 15(d) of the Exchange Act. The reports and other information filed by the Company may be inspected and copied at the public reference facilities of the Commission in Washington, D.C., at prescribed rates. Descriptions contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are not necessarily complete and each such description is qualified by reference to such contract or document.

          The Company intends to furnish to its stockholders, after the close of each fiscal year, an annual report relating to the operations of the Company and containing audited financial statements examined and reported upon by an independent certified public accountant. In addition, the Company may furnish to stockholders such other reports as may be authorized, from time to time, by the Board of Directors. The Company's year end is December 31.
NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SHALL NOT UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF; HOWEVER, ANY CHANGES THAT MAY HAVE OCCURRED ARE NOT MATERIAL TO AN INVESTMENT DECISION. IN THE EVENT THERE HAS BEEN ANY MATERIAL CHANGES IN THE AFFAIRS OF THE COMPANY, A POST-EFFECTIVE AMENDMENT WILL BE FILED. THE COMPANY RESERVES THE RIGHT TO REJECT ANY ORDER, IN WHOLE OR IN PART, FOR THE PURCHASE OF ANY OF THE SHARES OFFERED HEREBY.

Until 90 days after the date when the Deposited Funds and Deposited Securities are released from the Escrow Account, all dealers effecting transactions in the Common Stock, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

                       TABLE OF CONTENTS
                                                 Page
PROSPECTUS SUMMARY..............................  7
  The Company...................................  7
  The Offering..................................  7
  Offering in Compliance with Rule 419..........  8
  Enforceability of Civil Liabilities...........  8
  High Risk Factors.............................  9
  Determination of Offering Price...............  9
  Use of Proceeds...............................  9
SUMMARY FINANCIAL INFORMATION................... 10
INVESTORS' RIGHTS AND SUBSTANTIVE PROTECTION
UNDER RULE 419.................................. 11
  Deposit of Offering Proceeds and Securities... 11
  Prescribed Acquisition Criteria............... 12
  Post-Effective Amendment...................... 12
  Reconfirmation Offering....................... 13
  Release of Deposited Securities and
  Deposited Funds............................... 13
HIGH RISK FACTORS............................... 14
DILUTION........................................ 27
USE OF PROCEEDS................................. 29
CAPITALIZATION.................................. 31
PROPOSED BUSINESS............................... 32
  History and Organization...................... 32
  Plan of Operation............................. 32
  Evaluation of Business Combination............ 34
  Business Combination.......................... 35
  Regulation ................................... 38
  Taxation...................................... 38
  Employees..................................... 38
  Facilities.................................... 38
MANAGEMENT...................................... 39
  Biography..................................... 39
  Other Blank Check Companies................... 41
  Conflicts of Interest......................... 41
  Remuneration.................................. 41
  Management Involvement........................ 42
  Management Control............................ 42
STATEMENT AS TO INDEMNIFICATION................. 42
MARKET FOR THE COMPANY'S COMMON STOCK........... 43
CERTAIN TRANSACTIONS............................ 44
PRINCIPAL STOCKHOLDERS.......................... 46
SELLING SECURITYHOLDERS......................... 48
DESCRIPTION OF SECURITIES....................... 50
   Common Stock................................. 50
   Preferred Stock.............................. 50
   Bridge Warrants.............................. 50
   Future Financing............................. 51
   Reports to Stockholders...................... 51
   Dividends.................................... 51
   Transfer Agent............................... 52
COMPARISON U.S. AND CAYMAN ISLANDS CORPORATE LAW 52
PLAN OF DISTRIBUTION............................ 54
EXPIRATION DATE................................. 55
LITIGATION...................................... 56
LEGAL OPINIONS.................................. 56
EXPERTS......................................... 56
FURTHER INFORMATION............................. 56
FINANCIAL STATEMENTS............................ 57
                            PROSPECTUS SUMMARY

          The following is a summary of certain information contained in this prospectus and is qualified in its entirety by the more detailed information and financial statements (including notes thereto) appearing elsewhere in the prospectus and in the Registration Statement. Investors should carefully consider the information set forth in this prospectus under the heading "High Risk Factors".

The Company

          ZERON INTERNATIONAL LIMITED (the "Company"), was organized under the laws of the Cayman Islands on March 22, 1995. The Company was organized as a vehicle to acquire or merge with a business or company, (the "Target Business") (a "Business Combination"). Management believes that the Company's characteristics as an enterprise with liquid assets, nominal liabilities, and flexibility in structuring will make the Company an attractive combination candidate. None of the Company's officers, directors, promoters, their affiliates or associates have had any preliminary contact or discussions and there are no present plans, proposals, arrangements or understandings with any representative of the owners of any business regarding the possibility of an acquisition or merger transaction. The Company does not intend to engage in the business of investing, reinvesting or trading in securities as its primary business or pursue any business which would render the Company an "investment company" pursuant to the Investment Company Act of 1940.

          Since organization of the Company, its activities have been limited to the sale of initial shares in connection with its organization and its preparation in producing a registration statement and prospectus for its initial public offering. The Company will not engage in any substantive commercial business following the offering. (See "Proposed Business.")

          The Company maintains its office at 4 Park Road, Tremont House, Hamilton HM11, Bermuda. The Company's phone number is (441) 292-3781.


The Offering

Securities offered.......  4,000 Shares of Common Stock, $.001 par value, being offered at $6.25 per
                           Share. (See "Description of
                           Securities".)

Common Stock outstanding
prior to the offering...... 396,000 shares.

Common Stock to be
outstanding after
the offering............... 400,000 shares.

Offering Conducted in Compliance with Rule 419

          The Company is a blank check company and consequently this offering is being conducted in compliance with the Commission's Rule 419. Investors have certain rights and will receive the substantive protection provided by the rule. To that end, the securities purchased by investors and the funds received in the offering will be deposited and held in the Escrow Account until an acquisition meeting specific criteria is completed (hereinafter the "Deposited Funds" and "Deposited Securities".) Before the acquisition can be completed and before the Deposited Funds and Deposited Securities can be released to the Company and the investors, respectively, the Company is required to update the Registration Statement with a post-effective amendment, and within the five days after the effective date thereof, the Company is required to furnish investors with the prospectus produced thereby containing the terms of a reconfirmation offer and information regarding the proposed acquisition candidate and its business, including audited financial statements. According to Rule 419, investors must have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to decide to reconfirm their investment and remain an investor or alternately, require the return of their investment, minus certain deductions. Any investor not making any decision within said 45 day period will automatically have his investment funds returned. The rule further provides that if the Company does not complete an acquisition meeting the specified criteria within 18 months of the Effective Date, all of the Deposited Funds in the Escrow Account must be returned to investors. If the offering period is extended to its limit (6 months), the Company will have only 12 months in which to consummate a merger or acquisition. (See "Investors' Rights and Substantive Protection Under Rule 419 - Reconfirmation Offering.")

Enforceability of Civil Liabilities

          The Company is incorporated in the Cayman Islands.  Three
(3) of the Company's officers and directors, as well as the Company's Cayman Islands counsel are resident outside of the United States (See "MANAGEMENT" and "LEGAL OPINIONS"). All or a substantial portion of the assets of such persons may be located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon such person or to realize against them upon judgements of courts of the United States predicated upon civil liability provisions of the Federal securities laws of the United States, or solely upon the Federal securities laws. The Company has been advised by Quin & Hampson, Barristers and Attorneys-at-Law, Harbour Centre, 3rd Floor, P.O. Box 1348, Cayman Island, BWI, its Cayman Islands counsel, that judgements obtained in the United States courts in relation to liabilities predicated upon the federal securities laws of the United States will not be automatically enforced in the Cayman Islands and there will necessarily have to be a re-examination of the issues by the Cayman Islands court to determine liability or enforceability in the Cayman Islands. Furthermore, the Company has been advised by Quin & Hampson that actions based solely on the United States Federal securities laws will not be actionable in the Cayman Islands, unless such actions are based on fraud, negligence or breach of duties of officers or directors of the corporation.

High Risk Factors

          Investments in the securities of the Company are highly speculative, involve a high degree of risk, and should be purchased only by persons who can afford to lose their entire investment.
See "High Risk Factors" for special risks concerning the Company and "Dilution" for information concerning dilution of the book value of the investors shares from the public offering. (See "High Risk Factors" and "Dilution.")

Determination of Offering Price

          The offering price of $6.25 per Share for the Shares offered hereby has been arbitrarily determined by the Company.
This price bears no relation to the Company's assets, book value, or any other customary investment criteria, including the Company's prior operating history. Among factors considered by the Company in determining the offering price were estimates of the Company's business potential, the limited financial resources of the Company, the amount of equity and control desired to be retained by the present shareholders, the amount of dilution to public investors and the general condition of the securities markets. (See "High Risk Factors.")

Use of Proceeds

          Of the $25,000 offering proceeds deposited into the Escrow Account (the "Deposited Funds"), 10% ($2,500) may be released to the Company prior to a reconfirmation offering whereby investors reconfirm their investment in accordance with procedures proscribed by Rule 419. (See "Investors' Rights and Substantive Protection Under Rule 419 - Reconfirmation Offering.") The Company is entitled to such funds, and the Company's current management intends to request release of these funds from the Escrow Account. The Company will receive the remainder of the Deposited Funds in the event a Business Combination is consummated pursuant to the provisions of Rule 419. The Deposited Funds will remain in the non-interest-bearing Escrow Account maintained by Atlantic Liberty Savings, which bank is to act as Escrow Agent pursuant to Rule 419 of Regulation C. No portion of the Deposited Funds will be expended to acquire a Target Business. The Deposited Funds will be transferred to the Target Company when a Business Combination is effected. The Company has incurred $32,331 in debt in connection with its organizational activities. Management is not aware of any circumstances under which this policy, through their own initiative, may be changed. Accordingly, no portion of the proceeds are being used to repay debt. Based on an oral agreement amongst members of management, management may not accrue compensation prior to the consummation of a Business Combination. Management is not aware of any circumstances under which such policy through their own initiative may be changed. Since the role of present management after a Business Combination is uncertain, the Company has no ability to determine what remuneration, if any, will be paid to such persons after such Business Combination. (See "Use of Proceeds.")


                       SUMMARY FINANCIAL INFORMATION


The following is a summary of the Company's consolidated financial information and is qualified in its entirety by the audited financial statements appearing herein.

                                            10 Months
                                        Ended January 31, 1996


Statement of Income Data:
  Net Sales ...............                   $ - 0 -
  Net Income...............                   $ (18)
  Net Income Per Share.....                   $ - 0 -
  Shares Outstanding.......                       396,000


                               As of              After
                               January 31, 1996   Offering

Balance Sheet Data.........
  Working Capital..........          $ (11,464)    $ 13,536
  Total Assets.............          $ 34,293      $ 26,962
  Long Term Debt...........          $   0         $   0
  Total Liabilities........          $ 32,331      $   0
  Shareholders' Equity.....          $  1,962      $ 26,962

                                            4 Months
                                        Ended June 30, 1996


Statement of Income Data:
  Net Sales ...............                   $ - 0 -
  Net Income...............                   $ - 0 -
  Net Income Per Share.....                   $ - 0 -
  Shares Outstanding.......                       396,000


                               As of              After
                               June 30, 1996      Offering

Balance Sheet Data.........
  Working Capital..........          $ (19,491)    $  5,509
  Total Assets.............          $ 34,293      $ 26,962
  Long Term Debt...........          $   0         $   0
  Total Liabilities........          $ 32,331      $   0
  Shareholders' Equity.....          $  1,962      $ 26,962

   INVESTORS' RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419

Deposit of Offering Proceeds and Securities

          Rule 419 requires that offering proceeds after deduction for underwriting commissions, underwriting expenses and dealer allowances, if any, and the securities purchased by investors in this offering, be deposited into an escrow or trust account (the "Deposited Funds" and "Deposited Securities," respectively) governed by an agreement which contains certain terms and provisions specified by the Rule. Under Rule 419, the Deposited Funds and Deposited Securities will be released to the Company and to the investors, respectively, only after the Company has met the following three basic conditions. First, the Company must execute an agreement(s) for an acquisition(s) meeting certain prescribed criteria. Second, the Company must file a post-effective amendment to the Registration Statement which includes the terms of a reconfirmation offer that must contain conditions prescribed by the rules. The post-effective amendment must also contain information regarding the acquisition candidate(s) and its business(es), including audited financial statements. Third, the Company must conduct the reconfirmation offer and satisfy all of the prescribed conditions, including the condition that a certain minimum number of investors must elect to remain investors. After the Company submits a signed representation to the escrow agent that the requirements of Rule 419 have been met and after the acquisition(s) is consummated, the escrow agent can release the Deposited Funds and Deposited Securities.

          Accordingly, the Company has entered into an escrow agreement with Atlantic Liberty Savings, 186 Montague Street,
Brooklyn, New York, 11201 (the "Escrow Agent") which provides that:

          (1) The proceeds are to be deposited into the Escrow Account maintained by the Escrow Agent promptly upon receipt. Rule 419 permits 10% of the Deposited Funds to be released to the Company prior to the reconfirmation offering. The Deposited Funds and dividends thereon, if any, are to be held for the sole benefit of the investors and can only be invested in bank deposits, in money market mutual funds or federal government securities or securities for which the principal or interest is guaranteed by the federal government.

          (2) All securities issued in connection with the offering and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends or similar rights are to be deposited directly into the Escrow Account promptly upon issuance. The identity of the investors are to be included on the stock certificates or other documents evidencing the Deposited Securities. The Deposited Securities held in the Escrow Account are to remain as issued, and are to be held for the sole benefit of the investors who retain the voting rights, if any, with respect to the Deposited Securities held in their names. The Deposited Securities held in the Escrow Account may not be transferred, disposed of nor any interest created therein other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or Table 1 of the Employee Retirement Income Security Act.

          (3) Warrants, convertible securities or other derivative securities relating to Deposited Securities held in the Escrow Account may be exercised or converted in accordance with their terms; provided that, however, the securities received upon exercise or conversion together with any cash or other consideration paid in connection with the exercise or conversion are to be promptly deposited into the Escrow Account.

          (4) The securities to be offered by the Selling Securityholders will be deposited in a separate subaccount within the Escrow Account prior to effectiveness of the registration statement relating to the Company's offering, and while held in such account will be subject to the same transfer restrictions as are applicable to the Deposited Securities. The Selling Securityholders' Securities may not be released from such subaccount or the escrow account until (i) the Deposited Securities are released to the investors in the Company's Offering, or (ii) all Deposited Funds have been returned to the investors in the Company's Offering in the event a Business Combination has not been consummated within 18 months after the date of this prospectus.

Prescribed Acquisition Criteria

          Rule 419 requires that before the Deposited Funds and the Deposited Securities can be released, the Company must first execute an agreement to acquire an acquisition candidate(s) meeting certain specified criteria. The agreement(s) must provide for the acquisition(s) of a business(es) or assets for which the fair value of the business represents at least 80% of the offering proceeds, excluding any underwriting commissions, underwriting expenses and dealer allowances payable to non-affiliates. The Agreement(s) must include, as a condition precedent to their consummation, a requirement that the number of investors representing 80% of the maximum offering proceeds must elect to reconfirm their investment. For purposes of the offering, the fair value of the business(es) or assets to be acquired must be at least $20,000 (80% of $25,000).

Post-Effective Amendment

          Once the agreement(s) governing the acquisition(s) of a business(es) meeting the above criteria has been executed, Rule 419 requires the Company to update the registration statement with a post-effective amendment. The post-effective amendment must contain information about the proposed acquisition candidate(s) and its business(es), including audited financial statements, the results of this offering and the use of the funds disbursed from the Escrow Account. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The reconfirmation offer must include certain prescribed conditions which must be satisfied before the Deposited Funds and Deposited Securities can be released from escrow.

Reconfirmation Offering

          The reconfirmation offer must commence after the effective date of the post-effective amendment. Pursuant to Rule
419, the terms of the reconfirmation offer must include the following conditions:

          (1) The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the Escrow Account within 5 business days after the effective date of the post-effective amendment.

          (2) Each investor will have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to notify the Company in writing that the investor elects to remain an investor.

          (3) If the Company does not receive written notification from any investor within 45 business days following the Effective Date, the pro rata portion of the Deposited Funds (and any related interest or dividends) held in the Escrow Account on such investor's behalf will be returned to the investor within 5 business days by first class mail or other equally prompt means.

          (4) The acquisition(s) will be consummated only if a minimum number of investors representing 80% of the maximum offering proceeds, equaling $20,000 (80% of $25,000) elect to reconfirm their investment.

          (5) If a consummated acquisition (s) has not occurred by
                                 (18 months from the date of this
prospectus), the Deposited Funds held in the Escrow Account shall be returned to all investors on a pro rata basis within 5 business days by first class mail or other equally prompt means.



Release of Deposited Securities and Deposited Funds

          The Deposited Funds and Deposited Securities may be released to the Company and the investors, respectively, after:

          (1) The Escrow Agent has received a signed representation from the Company and any other evidence acceptable by the Escrow
Agent that:

               (a) The Company has executed an agreement for the acquisition(s) of a Target Business(es) for which the fair market value of the business represents at least 80% of the maximum offering proceeds and has filed the required post-effective amendment;

               (b) The post-effective amendment has been declared effective, that the mandated reconfirmation offer having the conditions prescribed by Rule 419 has been completed and that the Company has satisfied all of the prescribed conditions of the reconfirmation offer.

          (2) The acquisition(s) of the business(es) with the fair value of at least 80% of the maximum proceeds ($20,000).



                        HIGH RISK FACTORS

THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE IN NATURE AND INVOLVE AN EXTREMELY HIGH DEGREE OF RISK AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE "DILUTION" FOR INFORMATION CONCERNING DILUTION OF THE BOOK VALUE OF THE INVESTORS' SHARES FROM THE PUBLIC OFFERING.

          1. Anticipated Change in Control and Management. If the initial public offering is completely sold, management and current shareholders, including counsel for the Company, will own approximately 99% of the Common Stock of the Company. Therefore, management and current shareholders would continue to control the Company and be able to elect all the directors to the board. Upon the successful completion of a Business Combination, the Company anticipates that it will have to issue to the Target Company authorized but unissued Common Stock in the Company which when issued will comprise a majority of the then issued and outstanding shares of Common Stock of the Company. Therefore, the Company anticipates that upon the consummation of a Business Combination there will be a change of control in the Company which will most likely result in the resignation or removal of the Company's present officers and directors. If there is a change in management, no assurance can be given as to the experience or qualification of such persons either in the operation of the Company's activities or in the operation of the business, assets or property being acquired. (See "Proposed Business.")

           2. New Business Development Stage. The Company was incorporated under the laws of the Cayman Islands on March 22, 1995, and has had no operations to date. The Company was formed to serve as a vehicle to effect a Business Combination. There is no assurance the Company's intended acquisition or merger activities will be successful or result in revenue or profit to the Company. Since the Company has not yet attempted to seek a Business Combination, and due to the Company's lack of experience, there is only a limited basis upon which to evaluate the Company's prospectus for achieving its intended business objectives. The Company faces all risks which are associated with any new business. Any investment in this Company should be considered an extremely high risk investment. As of the date of this prospectus, the Company has not entered into or negotiated any arrangements for a Business Combination with a Target Business. (See "Proposed Business.")

          3. Use of Proceeds. 90% of the net proceeds of this offering, pursuant to Rule 419, must be held in escrow pending the consummation of a Business Combination which transaction must occur within eighteen (18) months of the Effective Date herein. The funds from this offering may not be sufficient in order for the Company to find a Business Combination. Rule 419 permits 10% of the net proceeds to be disbursed to the Company from the Rule 419 Escrow Account prior to the consummation of a Business Combination. The Company intends to request release of this money. In the event the Company does not request release of these funds, the Company will receive these funds in the event a business combination is consummated in accordance with Rule 419. (See "Use of Proceeds", "Business" and "Investors' Rights and Substantive Protection under Rule 419.")

          4. No Access to Investors' Funds While Held In Escrow . The Company is offering for sale 4,000 Shares, at $6.25 per Share. The maximum offering period is six months.

          There is no commitment by any other person to purchase all or any portion of the Shares offered hereby, and consequently there is no assurance that all 4,000 Shares will be sold during the Offering Period. Investors have no right to the return or the use of their funds and cannot earn interest thereon until conclusion of the offering which may continue for a period of up to six months after the Effective Date. Even upon the sale of the 4,000 Shares, the investors funds (reduced to reflect payments for expense amounts, if any, otherwise released as permitted by Rule 419) may remain in the Escrow Account, which is non-interest bearing, and the investors will have no right to the return of or the use of their funds for a period of 18 months from the Effective Date.

          Investors will be offered return of their pro rata portion of the funds held in escrow only in connection with the reconfirmation offering required to be conducted upon execution of an agreement to acquire a target business which represents 80% of the maximum offering proceeds. If the Company is unable to locate a Target Business meeting the above acquisition criteria, investors will have to wait 18 months from the Effective Date before a pro rata portion of their funds is returned without interest thereon.

          5. Failure of Sufficient Number of Investors to Reconfirm Investment. A Business Combination with a Target Business cannot be consummated unless, in connection with the reconfirmation offering required by Rule 419, the Company can successfully convince a sufficient number of investors representing 80% of the maximum offering proceeds to elect to reconfirm their investments. If, after completion of the reconfirmation offering, a sufficient number of investors do not reconfirm their investment, the business combination will not be consummated. In such event, none of the Deposited Securities held in escrow will be issued and the Deposited Funds will be returned to investors on a pro rata basis.
          Up to 30% of the Shares may be purchased by officers, directors, current shareholders of the Company and any of their affiliates or associates. Shares purchased by such insiders will be included in determining whether investors representing 80% of the maximum offering proceeds elect to reconfirm their investment. The substantive benefit of an objective 80% reconfirmation by investors may be reduced, as it is likely that such insiders will elect to reconfirm a proposed Business Combination.

          6. Extremely Limited Capitalization. As of June 30, 1996, the Company had assets of $34,293 and $32,331 of liabilities. There was $12,841 available in the Company's treasury as of June 30, 1996. Upon the sale of all the Shares in this offering, the Company will receive net proceeds of approximately $25,000, all of which must be deposited in the Escrow Account. $2,500 may be used by the Company as capital in order to seek a Business Combination. The Company's management intends to request release of these funds from escrow. In the event the Company does not request release of these funds, the Company will receive the funds in the event a Business Combination is consummated in accordance with Rule 419. The costs of conducting the Company's business activities will be
paid by the money in the Company's treasury.   Assuming suitable
prospects are identified, if ever, the Company may be unable to complete an acquisition or merger due to a lack of sufficient funds. Therefore, the Company may require additional financing in the future in order to consummate a Business Combination. Such financing may consist of the issuance of debt or equity securities. The Company can not give any assurances that such funds will be available, if needed, or whether they will be available on terms acceptable to the Company. It is unlikely that the Company will need additional funds, but it may occur if a Target Company insists the Company obtain additional capital. Such financing will not occur without shareholder approval. The Company has borrowed funds from its officers, directors or current shareholders in the past, and may do so in the future. If the Company does not consummate an acquisition or purchase within 18 months of the Effective Date, the Company must return all the funds, minus certain deductions, back to the investors. (See "Use of Proceeds," "Proposed Business," and "Investors' Rights and Substantive Protection Under Rule 419.")

          7. No Transfer of Escrowed Securities. No transfer or other disposition of the Deposited Securities shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended, or Title 7 of the Employee Retirement Income Security Act, or the rules thereunder. Pursuant to Rule 15g-8, it is unlawful for any person to sell or offer to sell the securities (or any interest in or related to the securities) held in the Rule 419 Escrow Account other than pursuant to a qualified domestic relations order (i.e., divorce proceedings). Therefore, any and all contracts for sale to be satisfied by delivery of the Deposited Securities (e.g. contracts for sale on a when as, and if issued basis) and sales of derivative securities to be settled by delivery of the securities are prohibited. It is further prohibited to sell any interest in the Deposited Securities (or any derivative securities) whether or not physical delivery is required. (See "Investors' Rights and Substantive Protection Under Rule 419.") In addition, no transfer or other disposition of the Bridge Warrants held in the Rule 419 Escrow Account is permitted until the Offering has been reconfirmed by the Company's shareholders and a Business Combination consummated in accordance with the provisions of Rule 419 (See "SELLING SECURITYHOLDERS").

          8. No Assurances of a Public Market. Pursuant to Rule 419, all securities purchased in an offering by a blank check company, as well as securities issued in connection with an offering to underwriters, promoters or others as compensation or otherwise, must be placed in the Rule 419 Escrow Account. These securities will not be released from escrow until the consummation of a merger or acquisition as provided for in Rule 419. There is no present market for the Common Stock of the Company and there is no likelihood of any active and liquid public trading market developing following the release of securities from the Rule 419 account. Thus, shareholders may find it difficult to sell their shares. To date, neither the Company nor anyone acting on its behalf has taken any affirmative steps to request or encourage any broker dealer to act as a market maker for the Company's Common Stock. Further, there have been no discussions or understandings, preliminary or otherwise, between the Company or anyone acting on its behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for the Company's Common Stock. Present management of the Company has no intention of seeking a market maker for the Company's Common Stock at any time prior to the reconfirmation offer to be conducted prior to the consummation of a Business Combination. The officers of the Company after the consummation of a Business Combination may employ consultants or advisors to obtain such market makers. Management expects that discussions in this area will ultimately be initiated by the management of the Company in control of the entity after a Business Combination is reconfirmed by the stockholders. There is no likelihood of any active and liquid trading market for the Company's Common Stock developing. (See "Market for the Company's Common Stock" and "Investors' Rights and Substantive Protection Under Rule 419.")


          9. Unspecified Industry and Acquired Business; Unascertained Risks. To date, the Company has not selected any particular industry in which to concentrate its Business Combination efforts. In relation to its competitors, the Company is and will continue to be an insignificant participant in the business of seeking Business Combinations. A large number of established and well-financed entities, including venture capital firms, have recently increased their merger and acquisition activities. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than the Company and, consequently, the Company will be at a competitive disadvantage in identifying suitable merger or acquisition candidates and successfully consummating a proposed merger or acquisition. Also, the Company will be competing with a large number of other small, blank check companies. (See "Conflicts of Interest - Management's Fiduciary Duty" and "Business.")

          10.  Conflict of Interest - Management's Fiduciary
Duties.   A conflict of interest may arise between management's
personal pecuniary benefits and management's fiduciary duty to the shareholders of the Company. Investors should note that the present shareholders of the Company, which include counsels' interest, will own approximately 99% of the Company after the offering is completed and would therefore have continuing control of the Company. Joel Schonfeld, counsel to the Company, and Andrea Weinstein, Mr. Schonfeld's associate, own 5,333 and 2,667 shares of the Company's common stock, respectively. Mr. Schonfeld's shares comprise 1.3% of the outstanding shares before the offering, and 1.3% after the offering. Ms. Weinstein's shares comprise .7% of the outstanding shares before and after the offering. Johann Wong, President of the Company and one of its directors, through One World Asset Management Limited, a Bermuda corporation wholly owned by him, is the investment manager of One World Capital Partners Limited, which owns 97,000 Shares, comprising 24.5% before the offering, and 24.3% after the offering. Rose-Marie Fox, Treasurer and a director of the Company owns 97,000 Shares, which comprise 24.5% of the outstanding shares before the offering, and 24.3% after the offering. Thus, Management of the Company beneficially owns 97,000 shares, which comprise 24.5% of the Company before the offering and 24.3% after the offering. Further, Management's interest in their own pecuniary benefits may at some point
compromise their fiduciary duty to the Company's shareholders.   No
proceeds from this offering will be used to purchase directly or indirectly any shares of the Common Stock owned by management or any present shareholder, director or promoter. (See "Management.")

          11. Conflicts of Interest. The Company's directors and officers are or may become, in their individual capacities, officers, directors, controlling shareholders and/or partners of other entities engaged in a variety of businesses. Each officer and director of the Company is engaged in business activities outside of the Company, and the amount of time they will devote to the Company's business will only be about 10 to 20 hours each per month. There exists potential conflicts of interest including, among other things, time, effort and Business Combinations with such other business entities. Conflicts with other blank check companies with which members of Management are or may become affiliated in the future may arise in the pursuit of Business Combinations. To aid the resolution of such conflicts, the Company will adopt a procedure whereby a special meeting of the Company's shareholders will be called to vote upon a Business Combination with an affiliated entity, and shareholders who also hold securities of such affiliated entity will be required to vote their shares of the Company's stock in the same proportion as the Company's publicly held shares are voted. Such procedure shall be in the form of an oral agreement between Management and the Company.

          Potential conflicts of interest may exist where there are competing searches for combination candidates among blank check affiliates. Currently, Johann Wong, President of the Company and one of its directors, is the only member of Management involved in other blank check companies. Mr. Wong is an officer and director of Mars Acquisitions, Inc., and Juno Acquisitions, Inc., blank check companies. On March 15, 1996, Juno Acquisitions, Inc. signed a merger agreement with Crijen Inc., a Canadian company, and on June 19, 1996, Juno Acquisitions, Inc.'s post-effective amendment reflecting the acquisition of Crijen Inc. was declared effective by the Securities and Exchange Commission. Approval of this merger is awaiting shareholder reconfirmation. Mr. Wong is also an officer and director of Neptune Acquisitions, Inc., Saturn Acquisitions, Inc., and Athena Acquisitions, Inc., former blank check companies.
 However, none of these three companies was able to consummate a Business Combination within the 18 month period proscribed by Rule 419, and each has returned all deposited funds to its Rule 419 investors. (see "MANAGEMENT - Conflicts of Interest" and "MANAGEMENT - Other Blank Check Companies."). Additionally, One World Capital Partners Limited, a shareholder and Bridge Warrant holder of the Company, is a shareholder and warrant holder of Mars Acquisitions, Inc., Athena Acquisitions, Inc., Neptune Acquisitions, Inc., Juno Acquisitions, Inc. and Saturn Acquisitions, Inc. Mr. Wong, through One World Asset Management Limited, a Bermuda corporation wholly owned by him, is the investment manager of One World Capital Partners Limited. Mr. Wong's involvement in other blank check companies may result in a conflict of interest, as may any future involvement by other member of Management in other blank check companies. To the extent Mr. Wong is made aware of a potential Target Business, he plans on presenting said Target Business to the blank check company in whose capacity he was acting as an officer or director when he was presented with such a business opportunity. The Company has agreed that when potential Target Businesses are brought to the officers and directors not in their capacity as officers and directors of the Company, the Company will not have priority to review these opportunities and ventures. In the event a potential Target Business is brought to the attention of a member of Management without regard to his/her affiliation with any particular blank check company, Management has full discretion to choose the blank check company to which they will present the Target Business. Management and the Company have entered into an oral agreement to this effect.

          There is presently no requirement contained in the Company's Articles of Association, Memorandum of Association or minutes which requires that officers and directors of the Company disclose to the Company Target Businesses which come to their attention. The officers and directors do, however, have a fiduciary duty of loyalty to the Company to disclose to the Company any Target Businesses which come to their attention in their capacity as an officer and/or director of the Company or otherwise. Included in this duty would be Target Businesses which the person learns about through his/her involvement as an officer and director of another Company. The Company will not purchase the assets of any Company which is beneficially owned by any officer, director, promoter or affiliate or associate of this Company. Management plans on examining a Target Business's financial statements (including balance sheets, statements of cash flow, stockholders' equity, etc.), its assets and liabilities and its projections for future growth. This information will also be considered by the shareholders who, based on this information, will determine, as part of the Rule 419 reconfirmation offering, whether a merger with such a Target Business is "beneficial" to the Company. (See "Management.")

          Management may hire consultants to introduce the Company to a Target Business. Management has no specific criteria for hiring such consultants; it will depend on the Business Combination proposed by them. As of the date hereof, the Company has had no discussions with or entered into any agreements with, a particular consultant.

          Pursuant to an oral agreement among management, no cash finder's fees may be paid to anyone, nor will the Company issue any securities (debts or equity) as finder's fees. While no finder's fees or other acquisition related compensation may be paid to officers or directors of the Company from revenues or other funds of a Target Business or by the issuance of debt or equity of such an entity, such compensation may be paid to affiliates or associates of the Company's officers and directors.

          12. Potential Related Party Business Combination. The Company may acquire a business in which the Company's promoters, management or their affiliates own a beneficial interest. In such event, such transaction may be considered a related party transaction not at arms-length. No related party transaction is presently contemplated. If in the event a related party transaction is contemplated sometime in the future, the Company intends to seek shareholder approval through a vote of shareholders. However, shareholders objecting to any such related party transaction will be able only to request the return of the pro-rata portion of their invested funds held in escrow in connection with the reconfirmation offering to be conducted in accordance with Rule 419 upon execution of the acquisition agreement.

          13. Possible Disadvantages of Blank Check Offering. The Company's business may involve the acquisition of or merger with a company which does not need substantial additional capital but which desires to establish a public trading market for its shares. A company which seeks the Company's participation in attempting to consolidate its operations through a merger, reorganization, asset acquisition, or some other form of combination may desire to do so to avoid what they may deem to be adverse consequences of themselves undertaking a public offering. Factors considered may include time delays, significant expense, loss of voting control and the inability or unwillingness to comply with various federal and state laws enacted for the protection of investors. In making an investment in the Company, investors should recognize that they may be doing so under terms which may ultimately be less favorable than making an investment directly in a company with a specific business. Investors herein may not be afforded an opportunity to specifically approve or consent to any particular stock buy-out
transaction.   (See "Proposed Business.")

          14. Lack of Market Research or Identification of Acquisition or Merger Candidate. The Company has neither conducted nor have others made available to it results of market research concerning the feasibility of a Business Combination with a Target Business. Therefore, management has no assurances that market demand exists for an acquisition or merger as contemplated by the Company. Management has not identified any particular industry or specific business within an industry for evaluation by the Company. There is no assurance the Company will be able to form a Business Combination with a Target Business on terms favorable to the Company. (See "Proposed Business.")

          15. Success Dependent on Management. The Company's officers and director have limited experience in the business activities in which the Company intends to engage. Management believes it has sufficient experience to implement the Company's plan, although there is no assurance that additional managerial assistance will not be required. Success of the Company depends on the active participation of its officers. These officers have not entered into employment agreements with the Company and they are not expected to do so in the foreseeable future. The Company has not obtained key man life insurance on any of its officers or directors. (See "Proposed Business", "Management" and "Use Of Proceeds.")

          16. No Current Contemplated Business Combinations. As of the date of this prospectus, none of the Company's officers, directors, promoters, their affiliates or associates have had any preliminary contact or discussions and there are no present plans, proposals, arrangements or understandings with any representatives of the owners of any business (Target Business) regarding the possibility of a Business Combination.

          17. Lack of Diversification. In the event the Company is successful in identifying and evaluating a suitable Business Combination, the Company will in all likelihood, be required to issue its Common Stock in an acquisition or merger transaction. Inasmuch as the Company's capitalization is limited and the issuance of additional Common Stock will result in a dilution of interest for present and prospective shareholders, it is unlikely the Company will be capable of negotiating more than one acquisition or merger. Consequently, the Company's lack of diversification may subject the Company to economic fluctuation within a particular industry in which a Target Company conducts business. (See "Proposed Business.")

          18. Regulation. Although the Company will be subject to regulation under the Securities Act of 1933 and the Securities Exchange Act of 1934, management believes the Company will not be subject to regulation under the Investment Company Act of 1940.
The regulatory scope of the Investment Company Act of 1940, as amended (the "Investment Company Act"), was enacted principally for the purpose of regulatory vehicles for pooled investments in securities, extends generally to Companies primarily in the business of investing, reinvesting, owning, holding or trading securities. The Investment Company Act may, however, also be deemed to be applicable to a Company which does not intend to be characterized as an Investment Company but which, nevertheless, engages in activities which may be deemed to be within the definition of the scope of certain provisions of the Investment Company Act. The Company believes that its principle activities will not subject it to regulation under the Investment Company Act. Nevertheless, there can be no assurances that the Company will not be deemed to be an Investment Company. The funds may be invested primarily in certificates of deposit, interest bearing savings accounts or government securities. In the event the Company is deemed to be an Investment Company, the Company may be subject to certain restrictions relating to the Company's activities, including restrictions on the nature of its investments and the issuance of securities. The Company has obtained no formal determination from the Securities and Exchange Commission as to the status of the Company under the Investment Company Act of 1940.

          19. Taxation. In the course of any acquisition or merger the Company may undertake, a substantial amount of attention will be focused upon federal and state tax consequences to both the Company and the "target" company. Presently, under the provisions of federal and various state tax laws, a qualified reorganization between business entities will generally result in tax-free treatment to the parties to the reorganization. While the Company expects to undertake any merger or acquisition so as to minimize federal and state tax consequences to both the Company and the "target" company, there is no assurance that such Business Combination will meet the statutory requirements of a reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. Additionally, in the event the Target Business is domiciled outside the United States, the reorganization will be subject to the tax laws of that foreign nation. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have a substantial adverse effect on the Company. (See "PROPOSED BUSINESS - Regulation" and "Taxation.")

          20. No Dividends. The Company was only recently organized, has no earnings, and has paid no dividends to date. Since the Company was formed as a blank check company with its only intended business being the search for an appropriate Business Combination, the Company does not anticipate having any earnings until such time that a Business Combination is effected. However, there are no assurances that upon the consummation of a Business Combination, the Company will have earnings or issue dividends. Therefore, it is not expected that cash dividends will be paid, if at all, to stockholders until after a Business Combination is effected. (See "Dividends.")

          21. Restricted Resale of the Securities. The 396,000 shares of the Company's Common Stock presently issued and outstanding as of the date hereof are "restricted securities" as that term is defined under the Securities Act of 1933 (the "Securities Act"), as amended, and in the future may be sold in compliance with Rule 144 of the Securities Act, or pursuant to a Registration Statement filed under the Securities Act. Rule 144 provides, in essence, that a person holding restricted securities for a period of two (2) years may sell those securities in unsolicited brokerage transactions or in transactions with a market maker, in an amount equal to one (1%) percent of the Company's outstanding Common Stock every three (3) months. Sales of unrestricted shares by affiliates of the Company are also subject to the same limitation upon the number of shares that may be sold in any three (3) month period. If all the Shares offered herein are sold, the holders of the restricted shares may each sell 3,960 shares during any three (3) month period after November 15, 1997. Additionally, Rule 144 requires that an issuer of securities make available adequate current public information with respect to the issuer. Such information is deemed available if the issuer satisfies the reporting requirements of sections 13 or 15(d) of the Securities and Exchange Act of 1934 and of Rule 15c2-11 thereunder. Rule 144(k) also permits the termination of certain restrictions on sales of restricted securities by persons who were not affiliates of the Company at the time of the sale and have not been affiliates in the preceding three (3) months. Such persons must satisfy a three (3) year holding period. There is no limitation on such sales and there is no requirement regarding adequate current public information. Investors should be aware that sales under Rule 144 or 144(k), or pursuant to a Registration Statement filed under the Act, may have a depressive effect on the market price of the Company's securities in any market which may develop for such shares.

          22. Arbitrary Determination of Offering Price. The initial offering price of $6.25 per Share has been arbitrarily determined by the Company, and bears no relationship whatsoever to the Company's assets, earnings, book value or any other objective standard of value. Among the factors considered by the Company were the lack of operating history of the Company, the proceeds to be raised by the offering, the amount of capital to be contributed by the public in proportion to the amount of stock to be retained by present stockholders, the relative requirements of the Company, and the current market conditions in the over-the-counter market.

          23. Control by Present Management and Shareholders. Assuming the sale of all the Shares offered, the Shares of Common Stock purchased by the public will represent approximately 1% of the Company's outstanding Common Stock after the completion of this offering. Therefore, the present stockholders, which includes counsel for the Company and its management, will own a 99% interest in the corporation and will continue to be able to elect all of the Company's directors, appoint its officers, and control the Company's affairs and operations. The Company's Articles of Association do not provide for cumulative voting. There are no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of the Company's affairs or to exercise their voting rights to continue to elect the current directors. Non-management shareholders will exercise their voting rights to continue to elect the current directors to the Company's board. (See "Principal Stockholders", "Dilution" and "Description of Securities").

          24. Immediate Substantial Dilution. As of June 30, 1996, the net tangible book value of the Company's Common Stock was approximately $.0 per share, substantially less than the $6.25 per share to be paid by the public investors. In the event all the Shares are sold, public investors will sustain an immediate dilution of approximately $6.25 per share in the book value of public investors' holdings. (See "Dilution.")

          25. Purchase of Shares. The Company's officers, directors, current shareholders and any of their affiliates or associates may purchase a portion of the Shares offered in this offering. The aggregate number of Shares which may be purchased by such persons shall not exceed 30% of the number of Shares sold in this offering. Such purchases may be made in order to close the "all or nothing" offering. Shares purchased by the Company's officers, directors and principal shareholders will be acquired for investment purposes and not with a view towards distribution.

          26. State Law Violations. The Company will use its best efforts to ensure that sales of Shares will only occur in those states in which such sales would not be a violation of any of said states laws. The Company will notify the Transfer Agent to aid in such compliance. The Company's securities may be sold in New York State and the District of Columbia only, and maybe be resold by investors in New York and the District of Columbia only.

          27. Business Combination Through A Leveraged Transaction. The Company is not prohibited from consummating a Business Combination through a leveraged transaction. However, investors should be aware that such a transaction could result in the Company's assets being mortgaged and possibly foreclosed. The use of leverage to consummate a Business Combination may reduce the ability of the Company to incur additional debt, make other acquisitions or declare dividends. Such leverage may also subject the Company's operations to strict financial controls and significant interest expense.

          28. Penny Stock Regulation. Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If the Company's Common Stock becomes subject to the penny stock rules, investors in this offering may find it more difficult to sell their shares.

          Rights of Shareholders under Cayman Islands Law May Be
Different Than in U.S. Jurisdictions

          29. General. The Company's corporate affairs are governed by its Memorandum and Articles of Association and by the Companies Law (Revised) of the Cayman Islands. Principles of law relating to such matters as the validity of corporate procedures, the fiduciary duties of the Company's management, directors and controlling shareholders, and the rights of the Company's shareholders may differ from those that would apply if the Company was incorporated in a jurisdiction within the United States. Further, the rights of shareholders under Cayman Islands law may not be as clearly established as the rights of shareholders under legislation or judicial precedent in existence in most United States jurisdictions. Thus, the public shareholders of the Company may have more difficulty in protecting their interest in the face of actions by the management, directors or controlling shareholders than they might have as shareholders of a corporation incorporated in a United States jurisdiction. See "Comparison of United States and Cayman Islands Corporate Laws."

          30. Enforceability of Civil Liabilities/Ability to Serve Process. The courts of the Cayman Islands will not automatically enforce a judgement of the United States courts for liabilities which were predicated upon the securities laws of the United
States. Such a matter would have to be examined by a court in the Cayman Islands and a new action commenced. Furthermore, Johann
Wong, President and a director of the Company, is a Canadian citizen and a resident of Bermuda, and Peter Anderson, Secretary and a director, is a resident of the Cayman Islands, and John B. Benbow, assistant secretary, is a resident of the Cayman Islands.
No assurances can be given that potential litigants and/or investors who wish to commence litigation against Mr. Wong, Mr. Anderson or Mr. Benbow in their director and/or managerial capacities, will be capable of effecting valid service of process on them, or, if litigation is commenced and judgement rendered against Mr. Wong, Mr. Anderson or Mr. Benbow that such judgement would ever be enforced. Additionally, no assurances can be given that any foreign court would enforce judgements secured in United States court against Mr. Wong, Mr. Anderson or Mr. Benbow. The
Company has not received any opinion of counsel on these matters.

                            DILUTION

The net tangible book value of the Company as of June 30, 1996 was $.0. Net tangible book value is the net tangible assets of the Company (total assets less total liabilities and intangible assets) (See "Financial Statements.") As of June 30, 1996 there were 396,000 shares of the Company's Common Stock outstanding (See "Certain Transactions").

Dilution represents the difference between the public offering price and the net tangible book value per share immediately after the completion of the public offering. The following table illustrates this dilution:


Public offering price per share.......................... $6.25
Net tangible book value per share before offering........ $  0
Net tangible book value per share after offering......... $  0
Increase per share attributable to shares offered hereby. $  0
Dilution to public investors............................. $6.25



                        Money               Net tangible
                        received for        book value per
# shares                shares before       share before
before offering         offering            offering
396,000                  $  1,980            $       0


- -------------------------------------------------------------

                       Total                Net tangible
  Total                Amount of            Book Value
# of Shares            Money Received       Per Share
After Offering         For Shares           After Offering

400,000                $ 26,980             $         0


                                            Increase
Net Tangible           Net tangible         Per Share
Book Value Per         Book Value           Attributed
Share After            Shares Before        To Shares
Offering               Offering             Offered Hereby

$      0                $       0            $        0


- -------------------------------------------------------------
                       Net tangible
                       Book Value Per
Public Offering        Share After          Dilution to
Price Per Share        Offering             Public Investors

$6.25                    $       0           $    6.25




As of the date of this prospectus, the following table sets forth the percentage of equity to be purchased by public investors in this offering compared to the percentage of equity to be owned by the present stockholders, and the comparative amounts paid for the shares by the public investors as compared to the total consideration paid by the present stockholders of the Company. (See "Certain Transactions" and footnotes to "Financial Statements.")


                       Approx.
                       Percent                        Approx.
                       Total                          Percent
Public       Shares    Shares            Total         Total
Stockholders Purchased Outstanding(1) Consideration Consideration

New Investors    4,000       1%         $   25,000      93%

Existing(1)
 Shareholders  396,000      99%         $    1,980       7%


(1) 396,000 Shares of Common Stock were sold prior to this offering at $.005 per Share. In addition, 300,000 warrants were issued pursuant to a Bridge Financing. These Bridge Warrants and the underlying shares are being registered hereto. (See "Certain Transactions")

                         USE OF PROCEEDS


          The gross proceeds of this offering will be $25,000. Pursuant to Rule 15c2-4 under the Securities Exchange Act of 1934 (the "Exchange Act"), all of these proceeds must be held in escrow until all of the Shares are sold. Pursuant to Rule 419 under the Securities Act, after all of the Shares are sold, 10% of the Deposited Funds ($2,500) may be released from escrow to the Company. The Company intends to request release of this 10%. In the event that the Company does not request release of these funds, the Company will receive these funds in the event a Business Combination is consummated in accordance with Rule 419. Pursuant to Rule 419, upon the consummation of a Business Combination and the reconfirmation thereof which reconfirmation offering must precede such consummation, $25,000 (plus any interest or dividends received, but less any portion disbursed to the Company pursuant to Rule 419(b)(2)(vi) and less any amount returned to investors who did not reconfirm their investment pursuant to Rule 419) will be released to the Company.

                                              Approximate
                             Approximate      Percentage
                             Amount              Total



Escrowed funds pending
Business Combination (1)(2)
                             $22,500               90%

(1) Does not include the estimated $29,605.17 of offering expenses.

(2) The Company expects to request release of 10% of the Deposited Funds ($2,500) pursuant to Rule 419.

          While the Company presently anticipates that it will be able to locate and consummate a Business Combination, which adheres to the criteria discussed under "Investors' Rights and Substantive Protection Under Rule 419", if the Company determines that a Business Combination requires additional funds, it may seek such additional financing through loans, issuance of additional securities or through other financing arrangements. No such financial arrangements presently exist, and no assurances can be given that such additional financing will be available or, if available, whether such additional financing will be on terms acceptable to the Company. Persons purchasing Shares in this offering will not, unless required by law, participate in the determination of whether to obtain additional financing or as to the terms of such financing. Because of the Company's limited resources, it is likely that the Company will become involved in only one Business Combination.

          The Company does not intend to advertise or promote the Company. Instead, the Company's management will actively search for potential Target Businesses. In the event management decides to advertise (in the form of an ad in a legal publication) to attract a Target Business, the cost of such advertising will be assumed by management.

          Upon the consummation of a Business Combination, the Company anticipates that there will be a change in the Company's management, which management may decide to change the policies as to the use of proceeds as stated herein. The Company's present management anticipates that the Deposited Funds will be used by the post-merger management at its sole discretion. No compensation will be paid or due or owing to any officer or director until after a Business Combination is consummated. Such policy is based upon an oral agreement among management. Management is unaware of any circumstances under which such policy through their own initiative may be changed. The Company is not presently considering any outside individual for a consulting position; however, the Company cannot rule out the need for outside consultants in the future. No decisions have been made as to payment of these consultants.

          Present management of the Company will not make any loans of the $2,500 available from the Deposited Funds of this offering, nor will present management borrow funds and use either the Company's working capital or Deposited Funds as security for such. This policy is based upon an oral agreement among management. Management is unaware of any circumstances under which such policy through their own initiative may be changed. Once the Deposited Funds are released from escrow the then existing management may loan the proceeds or borrow funds and use the proceeds as security for such loan, on terms it deems appropriate.

          The proceeds received in this offering will be put into the Escrow Account pending consummation of a Business Combination and reconfirmation by investors. Such Deposited Funds will be in an insured depository institution account in either a certificate of deposit, interest bearing savings account or in short term government securities as placed by Atlantic Liberty Savings.

                       CAPITALIZATION



The following table sets forth the capitalization of the Company as of June 30, 1996, and as adjusted to give effect to the sale of 4,000 Shares offered by the Company.

                                           June 30, 1996
                                     ____________________________

                                     Actual         As Adjusted
                                   __________       ___________

Long-term debt                     $  0                $  0

Stockholders' equity:
Common stock, $.001 par value;
authorized 75,000,000 shares,
issued and outstanding
396,000 shares and 400,000
shares, as adjusted;               $    396            $    400
Preferred Stock, $.001
par value; authorized
15,000,000 shares, issued
and outstanding, 0

Additional paid-in capital         $  1,584             $ 26,580

Deficit accumulated during
  the development period           $    (18)            $   (18)
                                     __________        __________
Total stockholders' equity         $  1,962             $ 26,962

Total capitalization               $  1,962             $ 26,962

                       PROPOSED BUSINESS

History and Organization

          The Company was organized under the laws of the Cayman Islands on March 22, 1995. Since inception, the primary activity of the Company has been directed to organizational efforts and obtaining initial financing. The Company was formed as a vehicle to pursue a Business Combination. The Company has not engaged in any preliminary efforts intended to identify a possible Business Combination and has neither conducted negotiations concerning, nor entered into a letter of intent concerning any such Target Business.

          The Company's initial public offering will comprise 4,000 Shares of Common Stock at a purchase price of $6.25 per Share.

          The Company is filing this registration statement in order to effect a public offering for its securities. (See
"Description of Securities.")

Plan of Operation

          The Company was organized for the purposes of creating a corporate vehicle to seek, investigate and, if such investigation warrants, engaging in Business Combinations presented to it by persons or firms who or which desire to employ the Company's funds in their business or to seek the perceived advantages of publicly-held corporation. The Company's principal business objective will be to seek long-term growth potential in a Business Combination venture rather than to seek immediate, short-term earnings. The Company will not restrict its search to any specific business, industry or geographical location, and the Company may engage in a Business Combination.

          The Company does not currently engage in any business activities which provide any cash flow. The costs of identifying, investigating, and analyzing Business Combinations will be paid with money in the Company's treasury. Persons purchasing shares in this offering and other shareholders will most likely not have the opportunity to participate in any of these decisions. The Company's proposed business is sometimes referred to as a "blank check" company because investors will entrust their investment monies to the Company's management before they have a chance to analyze any ultimate use to which their money may be put. Although substantially all of the Deposited Funds of this offering are intended to be utilized generally to effect a Business Combination, such proceeds are not otherwise being designated for any specific purposes. Pursuant to Rule 419, prospective investors who invest in the Company will have an opportunity to evaluate the specific merits or risks of only the Business Combination management decides to enter into. Cost overruns will be borne proportionately by all current shareholders of the Company. Such cost overruns will not be charged to the Company, but will be funded through current shareholders' voluntary contribution of capital. This is based on an oral agreement between current shareholders and the Company.

          The Company may seek a Business Combination in the form of firms which have recently commenced operations, are developing companies in need of additional funds for expansion into new products or markets, are seeking to develop a new product or service, or are established businesses which may be experiencing financial or operating difficulties and are in need of additional
capital.   A Business Combination may involve the acquisition of,
or merger with, a Company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself, such as time delays, significant expense, loss of voting control and compliance with various Federal and State securities laws.

          The Company will not acquire a Target Business unless the fair value of the Target Business represents 80% of the maximum offering proceeds (the "Fair Market Value Test.") To determine the fair market value of a Target Business, the Company's management will examine the audited financial statements (including balance sheets and statements of cash flow and stockholders' equity) of any candidate, focusing attention on a potential Target Business's assets, liabilities, sales and net worth. In addition, management of the Company will participate in a personal inspection of any potential Target Business. If the Company determines that the financial statements of a proposed Target Business does not clearly indicate that the Fair Market Value Test has been satisfied, the Company will obtain an opinion from an investment banking firm (which is a member of National Association of Securities Dealers, Inc., (the "NASD") with respect to the satisfaction of such criteria. (See "Investors' Rights and Substantive Protection Under Rule 419.")

          Based upon management's experience with and knowledge of blank check companies, the probable desire on the part of the owners of target businesses to assume voting control over the Company (to avoid tax consequences or to have complete authority to manage the business) will almost assure that the Company will combine with just one target business. Management also anticipates that upon consummation of a Business Combination, there will be a change in control in the Company which will most likely result in the resignation or removal of the Company's present officers and directors.

          None of the Company's officers or directors have had any preliminary contact or discussions with any representative of any other entity regarding a Business Combination. Accordingly, any Target Business that is selected may be a financially unstable Company or an entity in its early stage of development or growth (including entities without established records of sales or earnings), the Company will become subjected to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, the Company may effect a Business Combination with an entity in an industry characterized by a high level of risk, and although management will endeavor to evaluate the risks inherent in a particular industry or Target Business, there can be no assurance that the Company will properly ascertain or assess all significant risks. (See "High Risk Factors.")

          Management anticipates that it may be able to effect only one potential Business Combination, due primarily to the Company's limited financing. This lack of diversification should be considered a substantial risk in investing in the Company because it will not permit the Company to offset potential losses from one venture against gains from another.

          The Company anticipates that the selection of a Business Combination will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries, and shortages of available capital, management believes that there are numerous firms seeking even the limited additional capital which the Company will have and/or the benefits of a publicly traded corporation. Such perceived benefits of a publicly traded corporation may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for the principals of a business, creating a means for providing incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all shareholders, and other factors. Potentially available Business Combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

Evaluation of Business Combinations

          The analysis of Business Combinations will be undertaken by or under the supervision of the officers and directors of the Company, none of whom is a professional business analyst. (See "Management.") Management intends to concentrate on identifying preliminary prospective Business Combinations which may be brought to its attention through present associations. In analyzing prospective Business Combinations, management will consider such matters as the available technical, financial, and managerial resources; working capital and other financial requirements; history of operation, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of the Company; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance or products, services, or trades; name identification; and other relevant factors. Officers and directors of the Company will meet personally with management and key personnel of the firm sponsoring the business opportunity as part of their investigation. To the extent possible, the Company intends to utilize written reports and personal investigation to evaluate the above factors.

          Since the Company will be subject to Section 13 or 15 (d) of the Securities Exchange Act of 1934, it will be required to furnish certain information about significant acquisitions, including audited financial statements for the Company(s) acquired, covering one, two or three years depending upon the relative size of the acquisition. Consequently, acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable. In the event the Company's obligation to file periodic reports is suspended under
Section 15(d), the Company intends on voluntarily filing such reports.

          It may be anticipated that any Business Combination will present certain risks. Many of these risks cannot be adequately identified prior to selection, and investors herein must, therefore, depend on the ability of management to identify and evaluate such risks. In the case of some of the potential combinations available to the Company, it may be anticipated that the promoters thereof have been unable to develop a going concern or that such business is in its development stage in that it has not generated significant revenues from its principal business activity prior to the Company's merger or acquisition, and there is a risk, even after the consummation of such Business Combinations and the related expenditure of the Company's funds, that the combined enterprises will still be unable to become a going concern or advance beyond the development stage. Many of the Combinations may involve new and untested products, processes, or market strategies which may not succeed. Such risks will be assumed by the Company and, therefore, its shareholders.

Business Combinations

          In implementing a structure for a particular business acquisition, the Company may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. It may also purchase stock or assets of an existing business.

          Investors should note that any merger or acquisition effected by the Company can be expected to have a significant dilutive effect on the percentage of shares held by the Company's then-shareholders, including purchasers in this offering. On the consummation of a Business Combination, the Target Business will have significantly more assets than the Company; therefore, management plans to offer a controlling interest in the Company to the Target Business. While the actual terms of a transaction to which the Company may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and structure the acquisition in a so-called "tax-free" reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code of 1954, as amended (the "Code") in the event the Target Company is a United States corporation. In order to obtain tax-free treatment under the Code, it may be necessary for the owners of the acquired business to own 80% or more of the voting stock of the surviving entity. In such event, the shareholders of the Company, including investors in this offering, would retain less than 20% of the issued and outstanding shares of the surviving entity, which would be likely to result in significant dilution in the equity of such shareholders. In the event the Target Company is incorporated in the United States, management of the Company may choose to avail the Company of these provisions. Investors in this offering will retain less than 1% of the combined entity after a tax free exchange. In addition, a majority of all of the Company's directors and officers may, as part of the terms of the acquisition transaction, resign as directors and officers. (See "High Risk Factors" and "Dilution.") In the event the Target Business is domiciled in a country other than the United States or the Cayman Islands, the tax laws of that country may effect whether or not the Business Combination is "tax-free."

          Management will not actively negotiate or otherwise consent to the purchase of any portion of their Common Stock as a condition to or in connection with a proposed Business Combination unless such a purchase is requested by a Target Company as a condition to a merger or acquisition. The officers and directors of the Company who own Common Stock have agreed to comply with this provision which is based on an oral agreement among management. Management is unaware of any circumstances under which such policy through their own initiative may be changed. (See "Management").

          It is anticipated that any securities issued in any such reorganization would be issued in reliance on exemptions from registration under applicable federal and state securities laws.
In some circumstances, however, as a negotiated element of this transaction, the Company may agree to register such securities either at the time the transaction is consummated, under certain conditions, or at specified times thereafter. The issuance of substantial additional securities and their potential sale into any trading market which may develop in the Company's Common Stock may have a depressive effect on such market.
          As a part of the Company's investigation, officers and directors of the Company will meet personally with management and key personnel, visit and inspect material facilities, obtain independent analysis or verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures, to the extent of the Company's limited financial resources and management expertise.

          The manner of the Business Combination will depend on the nature of the Target Business, the respective needs and desires of the Company and other parties, the management of the Target
Business opportunity, and the relative negotiating strength of the Company and such other management.

          If at any time prior to the completion of this offering the Company enters negotiations with a possible merger candidate and such a transaction becomes probable, then this offering will be suspended so that an amendment can be filed which will include financial statements (including balance sheets and statements of cash flow and stockholders' equity) of the proposed target.

          The Company will not purchase the assets of any company which is beneficially owned by any officer, director, promoter or affiliate or associate of the Company. Furthermore, the Company intends to adopt a procedure whereby a special meeting of the Company's shareholders will be called to vote upon a Business Combination with an affiliated entity, and shareholders who also hold securities of such affiliated entity will be required to vote their shares of the Company's stock in the same proportion as the Company's publicly held shares are voted. The Company's officers and directors have not approached and have not been approached by any person or entity with regard to any proposed business ventures with respect to the Company. The Company will evaluate all possible Business Combinations brought to it. If at any time a Business Combination is brought to the Company by any of the Company's promoters, management, or their affiliates or associates, disclosure as to this fact will be included in the post-effective amendment, thereby allowing the public investors the opportunity to fully evaluate the Business Combination.

          The Company will remain an insignificant player among the firms which engage in Business Combinations. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than the Company. In view of the Company's combined limited financial resources and limited management availability, the Company will continue to be at a significant competitive disadvantage compared to the Company's competitors. Also, the Company will be competing with a large number of other small, blank check public companies located throughout the United States.

          The Company does not intend to advertise or promote the Company. Instead, the Company's management will actively search for potential Target Businesses. In the event management decides to advertise (in the form of an ad in a legal publication) to attract a Target Business, the cost of such advertising will be assumed by management.

Regulation

   The Investment Company Act defines an "investment company" as an issuer which is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading of securities. While the Company does not intend to engage in such activities, the Company could become subject to regulations under the Investment Company Act in the event the Company obtains or continues to hold a minority interest in a number of enterprises. The Company could be expected to incur significant registration and compliance costs if required to register under the Investment Company Act. Accordingly, management will continue to review the Company's activities from time to time with a view toward reducing the likelihood the Company could be classified as an "Investment Company."

Taxation

          The Cayman Islands are free from personal income tax, corporate income tax, capital gains tax, value added tax, employment tax, withholding tax, sales tax, gift tax, estate tax, inheritance tax, death duties, succession duties, and annual property taxes.


Employees

          The Company presently has no employees. Each officer and director of the Company is engaged in business activities outside of the Company, and the amount of time they will devote to the Company's business will only be between five (5) and twenty (20) hours per person per month. Upon completion of the public offering, it is anticipated that the President and the other officers and directors of the Company will devote the time necessary each month to the affairs of the Company until a successful business opportunity has been acquired.

Facilities

          The Company is presently utilizing office space at the offices of Johann Wong, located at 4 Park Road, Tremont House, Hamilton HM11, Bermuda at no cost to the Company. Such arrangement is expected to continue after completion of this offering only until a Business Combination is consummated, although there is currently no such agreement between the Company and Mr. Wong. The Company at present owns no equipment, and does not intend to own any upon completion of this offering.


                           MANAGEMENT

          The officers and directors of the Company, and further information concerning them are as follows:

          Name             Age       Position

Johann Wong                 36       President, Director
Tremont House
4 Park Road
Hamilton, HM11 Bermuda

Rose-Marie Fox              45       Treasurer, Director
354 E. 50th Street
New York, NY 10022

Peter D. Anderson(1)        40       Secretary, Director
P.O. Box 923
Grand Cayman, BWI

John B. Benbow(1)           47       Assistant Secretary
P.O. Box 923
Grand Cayman, BWI

____________________
(1) May be deemed "Promoters" of the Company, as that term is defined under the Securities Act of 1933.


BIOGRAPHY

Johann Wong, 36, has been President and a director of the Company
since September 11, 1995.   Since May 1993, Mr. Wong has held
several positions with Tremont Advisers, Inc., a public company in the business of specialized multi-manager investment advisory services, with over $1.6 billion under advisement. Mr. Wong is currently president of Tremont (Bermuda) Limited, a wholly owned subsidiary of Tremont Advisers, Inc. Since July 1985, Mr. Wong has been and is an officer, director or shareholder of several private investment firms, including One World Asset Management Limited, a Bermuda investment advisory firm and investment manager to One World Capital Partners Limited, a private Bermuda based investment fund. From May 1992 to July 1995, Mr. Wong served as a director of Advanced Orthopedic Technologies, Inc. (AOTI-OTC), a public company engaged in the business of providing professional prosthetic and orthotic services to the general public. From January 1993 to August 1995, he was a director of Brandt Technologies, Inc. (BTIQ-
OTC), a public company that designs, sells and manufactures equipment and provides installation services to the glass container industry. From June 1992 to January 1994, Mr. Wong was a director of Vista Technologies (formerly Mercury Acquisitions, Inc.), a Nevada corporation. Since May 1994, Mr. Wong has been treasurer and a director of Neptune Acquisitions, Inc., formerly a blank check company incorporated under the laws of the State of Nevada. From June 1994 to the present, Mr. Wong has been treasurer and a director of Juno Acquisitions, Inc., a blank check company incorporated under the laws of the State of Nevada. Since August 1994, Mr. Wong has been treasurer and a director of Saturn Acquisitions, Inc., formerly a blank check company incorporated under the laws of the State of Nevada. Mr. Wong has been treasurer and a director of Mars Acquisitions, Inc., a former blank check company incorporated in Nevada, since October 1994. Mr. Wong has been an officer and director of Athena Acquisitions, Inc., formerly a blank check company incorporated in Nevada, since May 1994. Neptune Acquisitions, Inc., Juno Acquisitions, Inc., Saturn Acquisitions, Inc., Mars Acquisitions, Inc. and Athena Acquisitions, Inc. all filed registration statements with the Securities and Exchange Commission on Form S-1. However, the 18 month period in which a blank check company must consummate a Business Combination has passed for Athena Acquisitions, Inc., Neptune Acquisitions, Inc. and Saturn Acquisitions, Inc., and each of these companies has returned its offering proceeds to the Rule 419 investors. On March 15, 1996, Juno Acquisitions, Inc. signed a merger agreement with Crijen Inc., a Canadian company, and on June 19, 1996, Juno Acquisitions, Inc.'s post-effective amendment reflecting the acquisitions of Crijen Inc. was declared effective by the Securities and Exchange Commission. Approval of this merger is awaiting shareholder reconfirmation. Mr. Wong is a Chartered Financial Analyst.

Rose-Marie Fox, 45, has been Treasurer and a director of the Company since September 11, 1995. Since 1992, Ms. Fox has been Managing Director of Cornerstone Financial Corporation, a private investment firm located in New York City. She has been President of Cornerstone Technologies Corp. since 1990. Ms. Fox has been a director of SinoAmerican Telecom Inc. (formerly Jupiter Acquisitions, Inc.), a telecommunications and paging company with operations in Hong Kong and the People's Republic of China since August 1995. Ms. Fox serves on the advisory board of Edelson Technology Partners, a venture capital firm that manages corporate funds of AT&T, 3M, ABB, Ford and Reed Elsevier, among others. Ms. Fox received her Master's in Business Administration from Wharton Business School, and a Bachelor's degree from Manhatanville College.

Peter D. Anderson, 40, has been Secretary and a director of the Company since September 11, 1995. He has been a partner of Benbow Anderson Co., chartered accountants located on Grand Cayman, since 1988. Mr. Anderson has been a director and assistant manager of Givens Hall Bank & Trust, Ltd., a bank trust company located on Grand Cayman, since 1988. Mr. Anderson is a graduate of Queens University, Belfast, Northern Ireland, and received his qualification as a chartered accountant from the Institute of Ireland.

John B. Benbow, 47, has been Assistant Secretary of the Company since September 11, 1995. Since 1990, Mr. Benbow has been a partner of Benbow Anderson Co., chartered accountants located on Grand Cayman. From 1990 to the present, Mr. Benbow has been a director and general manager of Givens Hall Bank & Trust, Ltd., a bank and trust company on Grand Cayman. Mr. Benbow was granted a fellow of the Institute of Chartered Accountants in England and Whales in 1981. He is a graduate of Liverpool University Medical School.


Other Blank Check Companies

          Competing searches for combination candidates among blank check affiliates may present conflicts of interest. Management intends to present each Business Combination candidate to the shareholders for their approval. Currently, there is one (1) blank check affiliate seeking a combination candidate: Mars Acquisitions, Inc., of which Mr. Wong is President, Treasurer and a director. Mars Acquisitions, Inc.'s initial public offering was declared effective by the Securities and Exchange Commission on August 10, 1995. Pursuant to this offering, 4,000 shares were offered at $6.25 per share for a total of $25,000. Mr. Wong is President, Treasurer and a director of Juno Acquisitions, Inc., a blank check company whose initial public offering was declared effective by the Securities and Exchange Commission on January 23, 1995. Pursuant to that offering, 8,000 shares of common stock were offered at $6.25 per share for a total of $50,000. On March 15, 1996 Juno Acquisitions, Inc., signed an acquisition agreement with Crijen Inc., a Canadian company, and June 19, 1996, Juno Acquisitions, Inc.'s post-effective amendment, which amendment reflected the acquisition of Crijen Inc., was declared approved by the Securities and Exchange Commission. Approval of this acquisition is awaiting shareholder reconfirmation. Neptune Acquisitions, Inc.; Saturn Acquisitions, Inc.; and Athena Acquisitions, Inc. are blank check companies which were unable to consummate a Business Combination within the 18 month period proscribed by Rule 419. Johann Wong, President of the Company, is an officer and director of Neptune Acquisitions, Inc., Juno Acquisitions, Inc., Saturn Acquisitions, Inc., Athena Acquisitions, Inc. and Mars Acquisitions, Inc. The initial blank check offering of Vista Technologies, Inc. (formerly Mercury Acquisitions, Inc.) was declared effective by the Securities and Exchange Commission on June 1, 1993, and closed in December 1993, yielding $22,000, net of expenses. The offering consisting of 8,000 common shares at $6.25 per share. Sale of control of the company was effectuated in February 1994 to four (4) foreign investors who intended to identify business opportunities in the field of eye care and corrective surgery. Johann Wong served as a director of Vista Technologies, Inc. from June 15, 1992 until January 1994. Subsequent to the sale of control, Vista Technologies, Inc. obtained additional equity capital in private placement sales of its equity securities and has continued its acquisitions of controlling interests of operating subsidiaries in the field of eye care and corrective surgery. Vista Technologies, Inc. (formerly Mercury Acquisitions, Inc.) is a company incorporated under the laws of the State of Nevada. Athena Acquisition, Inc.'s initial public offering pursuant to which 4,000 shares of common stock were offered at $6.25 per share for a total of $25,000 was declared effective by the Securities and Exchange Commission on December 21, 1994. The initial public offering of Neptune Acquisitions, Inc. was declared effective on December 21, 1994. 4,000 shares of common stock were offered at $6.25 per share. Saturn Acquisitions, Inc.'s initial public offering was declared effective by the Securities and Exchange Commission on December 19, 1994. 4,000 shares of common stock were sold at $6.25 per share. (See "MANAGEMENT - Conflicts of Interest").

Conflicts of Interest

          Aside from Johann Wong, an officer and director of Juno Acquisitions, Inc. and Mars Acquisitions, Inc., blank check companies, no member of management is currently affiliated or associated with any blank check company. Other members of management may become involved with other blank check companies in the future. A potential conflict of interest may occur in the event of such involvement. In the event Mr. Wong is faced with the issue of determining which of the blank check companies with which he is affiliated to present a potential Target Business, he plans to present the Target Business to the Company in whose capacity he was acting when he learned of that Target Business. In the event a potential Target Business comes to Mr. Wong's attention without regard to his affiliation with any blank check company, Mr. Wong will have full and unfettered discretion to choose the blank check company to which he will present the candidate. This is based on an oral agreement between Mr. Wong and the Company. The other members of Management have entered into an oral agreement to resolve any similar conflicts of interest in the same manner. Management intends to present each Business Combination candidate to the shareholders for their approval. (See "HIGH RISK FACTORS - Conflicts of Interest.")


Remuneration

          No officer or director of the Company has received any cash remuneration since the Company's inception, and none is to receive or accrue any remuneration or reimbursements of expenses from the Company upon completion of this offering. No remuneration of any nature has been paid for or on account of services rendered by a director in such capacity. None of the officers and directors intends to devote more than 20 hours a month of his time to the Company's affairs.

          The legal fee to be paid to Joel Schonfeld, counsel for the corporation, is fifteen thousand dollars ($15,000), $7,500 of which has been paid to Mr. Schonfeld prior to this offering. The Company estimates it will pay Quin & Hampson, Barristers and Attorneys-at-Law., the Company's Cayman Island counsel, an approximate total of $8,000 for legal services.

Management Involvement

          All of management has been involved in the Company's affairs. Non-management shareholders are all acquaintances of members of management. The Company has conducted no business as of yet, and aside from the search for shareholders associated with the Company's formation, management has done no work with or for the Company. All of management will speak to business associates and acquaintances and will search the New York Times, the Wall Street Journal and other business publications for Target Businesses. After the closing of this offering, all of management intends to search for, consider and negotiate with a Target Business. Management has not divided these duties among its members. No member of management has any distinct influence over the others in connection with their participation in the Company's affairs.

Management Control

          Management may not divest themselves of ownership and control of the Company prior to the consummation of an acquisition or merger transaction. This policy is based on an oral agreement among management. Management is not aware of any circumstances under which such policy through their own initiative, may be changed.


                 STATEMENT AS TO INDEMNIFICATION

          The Companies Law (Revised) of the Cayman Islands provides that the liability of the directors, managers, or the managing director of a company may, if so provided by the company's memorandum of association, be unlimited. Article 31 of the Company's Articles of Association provides that the Company may, to the fullest extend permitted by law, indemnify any an all directors and officers.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against the public policy as expressed in the Securities Act and is therefore, unenforceable.


              MARKET FOR THE COMPANY'S COMMON STOCK

          Prior to the date hereof, there has been no trading market for the Company's Common Stock. Pursuant to the requirements of Rule 15g-8 of the Exchange Act, a trading market will not develop prior to or after the effectiveness of this prospectus or while the Common Stock under this offering is maintained in escrow. The Common Stock under this offering will remain in escrow until the Company's consummation of a Business Combination pursuant to the requirements of Rule 419. There are currently six (6) holders of the Company's outstanding Common Stock. Current shareholders will own approximately 99% of the outstanding shares upon completion of the offering and, as a result, there is no likelihood of an active public trading market, as that term is commonly understood, developing for the shares. There can be no assurance that a trading market will develop upon the consummation of a Business Combination and the subsequent release of the Common Stock and other escrowed shares from escrow. To date, neither the Company nor anyone acting on its behalf has taken any affirmative steps to retain or encourage any broker dealer to act as a market maker for the Company's Common Stock. Further, there have been no discussions or understandings, preliminary or otherwise, between the Company or anyone acting on its behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for the Company's Common Stock. (See "HIGH RISK FACTORS - No Assurance of a Public Market" and "HIGH RISK FACTORS - Control by Present Management and Shareholders.")

          Present management does not anticipate that any such negotiations, discussions or understandings shall take place prior to the execution of an acquisition agreement. Management expects that discussions in this area will ultimately be initiated by the party or parties controlling the entity or assets which the Company may acquire. Such party or parties may employ consultants or advisors to obtain such market maker but present management of the Company has no intention of doing so at the present time.

          There are currently outstanding 300,000 Bridge Warrants to purchase a total of 300,000 shares of common stock of the Company. The 396,000 shares of the Company's Common Stock currently outstanding are "restricted securities" as that term is defined in the Securities Act of 1933. Pursuant to Rule 144 of the Securities Act, if all the Shares being offered hereto are sold, the holders of the restricted securities may each sell 3,960 shares during any three (3) month period after November 15, 1997. The Company is offering 4,000 shares of its Common Stock at $6.25 per Share. Dilution to the public investors after the public offering shall be $6.25 per share (see "DILUTION.")

          The legal fee to be paid to Joel Schonfeld is $15,000; $7,500 of which has been paid as of the date hereof. The $7,500 paid to Mr. Schonfeld from the Company's treasury was part of the $30,000 in proceeds raised from the Company's Bridge Financing.
The Company estimates that it will pay Quin and Hampson, Barristers and Attorneys-at-Law, the Company's Cayman Islands counsel, a total of approximately $8,000 for legal fees. This amount, too, shall be paid out of the Bridge Financing proceeds.


                      CERTAIN TRANSACTIONS

The Company was incorporated under the laws of the Cayman Islands on March 22, 1995. On November 15, 1995 the Company issued 396,000 shares to six (6) shareholders at $.005 per share, for a total of $1,980. The current breakdown of share ownership by shareholder may be found in the section on Principal Stockholders.

In October 3, 1995, the Company consummated its Bridge Financing in order to pay certain organizational expenses, the costs of the Bridge Financing and general costs of this Offering. The following three (3) investors loaned the Company an aggregate of $30,000 and were issued promissory notes in that amount (the "Notes"), which Notes bear interest at the rate of 7% per annum, payable at the consummation of a Business Combination.

Name                                 Amount         Amount of
 of                                    of           Bridge Warrants
Investor                               Loan         Issued

Cornerstone Financial Corporation(1)   $15,000     150,000

Cook Capital Investments Ltd.(2)       $ 7,500      75,000

One World Capital Partners Limited(3)  $ 7,500      75,000

       Total                           $30,000     300,000



(1) Rose-Marie Fox, the Company's Treasurer and director, is a principal and the Managing Director of Cornerstone Financial
Corporation, a financial consulting company.

(2)  Cook Capital Investments Ltd. is a private investment company.

(3) Johann Wong, the Company's President and a director, through One World Asset Management Limited, a Bermuda corporation wholly owned by him, is the investment manager of One World Capital
Partners Limited, a private investment company.

The above investors were issued an aggregate of 300,000 Bridge Warrants. Each Bridge Warrant entitles the holder to purchase one share of Common Stock for $6.25 during the period commencing on the later of the consummation by the Company of its Business Combination or one year from the date of this Prospectus and ending seven years from the date of this Prospectus. The holders of the Bridge Warrants have agreed not to transfer them until after the consummation of a Business Combination and not to exercise them until 90 days after such consummation. The Deposited Bridge Warrants may not be sold or otherwise transferred until their release from the Rule 419 Escrow Account. The Bridge Warrants and the underlying Common Stock are hereby being registered.

                    PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the date of this prospectus, and as adjusted to reflect the sale of the shares offered hereby, by (i) each person who is known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock; (ii) each of the Company's officers and directors; and (iii) all directors and officers of the Company as a group.

Name/Address          Shares of           Percent of       Percent of
Beneficial          Common Stock          Class Owned      Class Owned
Owner              Beneficially Owned(6)  Before Offering  After Offering

Otto Tobler                97,000            24.5%            24.3%
Zurichbergstrasse 74
8044 Zurich
Switzerland

Rose-Marie Fox(1)(2)       97,000            24.5%            24.3%
354 East 50th St.
New York, NY  10022

One World Capital          97,000            24.5%            24.3%
 Partners Limited(1)(3)
Tremont House
4 Park Road
Hamilton HM11 Bermuda

Cook Capital               97,000            24.5%            24.3%
 Investments Ltd.(1)(4)
P.O. Box HM 370
Hamilton HM BX
Bermuda

Joel Schonfeld(5)           5,333              1.3%             1.3%
26 Court Street
Suite 810
Brooklyn, NY 11242

Andrea Weinstein(5)         2,667               .7%              .7%
26 Court Street
Suite 810
Brooklyn, NY  11242

Total Officers             97,000             24.5%            24.3%
and Directors (1 Person)


Total                    396,000              100%              99%






__________________________
          (1) May be deemed "Promoters" of the Company, as that term is defined under the Securities Act of 1933.

          (2) Ms. Fox is Treasurer and a Director of the Company. She is also the Managing Director of Cornerstone Financial
Corporation, a holder of the Bridge Warrants.

          (3) Mr. Wong, the Company's President and a director, through One World Asset Management Limited, a Bermuda corporation wholly owned by him, is the investment manager of One World Capital Partners Limited.

          (4) The principals of Cook Capital Investments Ltd. are David Raworth, P.O. Box 173, Road Town, Tortola, British Virgin
Islands, and Clive Dakin, P.O. Box 370, Hamilton, HM BX, Bermuda.

          (5) Mr. Schonfeld is special counsel to the Company for this Offering, and Ms. Weinstein is his associate.

          (6) Each beneficial owner has sole voting power and sole investment power over all his/her beneficially owed shares.

          None of the current stockholders have received or will receive any extra or special benefits that were not shared equally (pro rata) by all holders of shares of the Company's stock.

                     SELLING SECURITYHOLDERS

The Selling Securityholders are registering their Bridge Warrants which are currently outstanding, as well as the shares of Common Stock underlying the Bridge Warrants. Prior to the Effective Date, the Selling Securityholders' Securities will be deposited in the Escrow Account and will be released from such account and returned to the Selling Securityholders only (i) upon consummation of a Business Combination in accordance with Rule 419, or (ii) contemporaneously with the return of Deposited Funds to the investors in this offering in the event a Business Combination is
not consummated by              (18 months after the date of this
prospectus). The Secondary Offering will not commence until after the Company's offering has been reconfirmed by the shareholders, a Business Combination has been consummated and the proceeds of the Company's offering released from escrow and disbursed to the Company in accordance with the provisions of Rule 419 of Regulation
C. The Selling Shareholders have agreed not to transfer the Bridge Warrants until after the consummation of a Business Combination and not to exercise them until 90 days after such consummation. Each Bridge Warrant entitles the holder to purchase one (1) share of common stock at the price of $6.25 per share during the period commencing on the later of the consummation of a Business Combination or one (1) year from the date of this Prospectus and ending seven (7) years from the date of this Prospectus.


Name of                                  Bridge             Common Stock
Selling                              Warrants Being        Underlying
Securityholder                       Registered           Bridge Warrants

Cornerstone Financial                150,000                150,000
 Corporation(1)
354 East 50th Street
New York, NY  10022

Cook Capital Investments Ltd.(2)      75,000                 75,000
P.O. Box HM 370
Hamilton, HM BX, Bermuda

One World Capital Partners            75,000                 75,000
 Limited(3)
c/o Tremont House
4 Park Road
Hamilton HM11, Bermuda


          Total                        300,000              300,000


(1) The principals of Cornerstone Financial Corporation are Rose-Marie Fox, 354 East 50th Street, New York, New York 10022, and Andreas O. Tobler, 400 East 70th Street, #2703, New York, New York 10021. Ms. Fox, Treasurer and a director of the Company, is also the Managing Director of Cornerstone Financial Corporation.

(2)  The principals of Cook Capital Investments Ltd. are David
Raworth, P.O. Box 173, Road Town, Tortola, British Virgin Islands, and Clive Dakin, P.O. Box 370, Hamilton, HM BX, Bermuda.

(3) Johann Wong, the Company's President and a director, through One World Asset Management Limited, a Bermuda corporation wholly owned by him, is the investment manager of One World Capital
Partners Limited.

                   DESCRIPTION OF SECURITIES

Common Stock

          The Company is authorized to issue seventy-five million (75,000,000) shares of Common Stock, of which 396,000 shares were issued and outstanding as of the date of this prospectus. Each outstanding share of Common Stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at meetings of the stockholders.

          The holders of Common Stock do not have preemptive, subscription or conversion rights, or redemption or sinking fund provisions applicable thereto, and are entitled to one vote per share on all matters on which stockholders may vote at all meetings of stockholders.

          All shares of Common Stock which are the subject of this offering, when issued, will be fully paid for and non-assessable, with no personal liability attaching to the ownership thereof. At the completion of this offering, the present officers and directors and present shareholders will beneficially own 99% of the then outstanding shares. Accordingly, after completion of this offering, the present shareholders of the Company will be in a position to control all of the affairs of the Company.

Preferred Stock

          The Company has authorized fifteen million (15,000,000) shares of preferred stock, $.001 par value. The Preferred shares have no voting rights whatsoever, except as expressly required by law. The preferred stock is convertible into common shares subject to the terms and conditions fixed by the Board of Directors. The holders of the preferred shares shall be entitled to receive dividends, distributed ratably, before any dividends are declared and paid to the holders of the shares of Common Stock. Holders of preferred stock shall be entitled upon dissolution or liquidation of the Company, to share in the assets of the Company, ratably, before any such distribution is made to the holders of the Common Shares.

Bridge Warrants

On October 3, 1995, the Company consummated its Bridge Financing in order to pay certain organizational expenses, the costs of the Bridge Financing and general costs of this offering. Three (3) investors in the Bridge Financing loaned an aggregate of $30,000 to the Company and were issued promissory notes in that amount, bearing interest at the rate of 7% per annum and payable at the consummation of a Business Combination, and 300,000 Bridge Warrants. Each Bridge Warrant entitles the holder to purchase one share of Common Stock for $6.25 during the period commencing on the later of the consummation by the Company of its Business Combination or one year from the date of this Prospectus. The holders of the Bridge Warrants have agreed not to transfer them until after the consummation of a Business Combination or one (1) year from the date of this Prospectus, and not to exercise them until 90 days after such consummation. The Deposited Bridge Warrants may not be sold or otherwise transferred until their release from the Rule 419 Escrow Account. The Company has agreed to register the Bridge Warrants and the underlying Common Stock under the Registration of which this Prospectus is a part.

Future Financing

          In the event the proceeds of this offering are not sufficient to enable the Company to successfully find a Business Combination, the Company may seek additional financing. At this time the Company believes that the proceeds of this offering will be sufficient for such purpose and therefore does not expect to issue any additional securities before the consummation of a Business Combination. However, the Company may issue additional securities, incur debt or procure other types of financing if needed. The Company has not entered into any agreements, plans or proposals for such financing and as of present has no plans to do so. The Company will not use the Deposited Funds as collateral or security for any loan or debt incurred. Further, the Deposited Funds will not be used to pay back any loan or debts incurred by the Company. If the Company does require additional financing, there is no guarantee that such financing will be available to it or if available that such financing will be on terms acceptable to the Company. (See "Use of Proceeds.")

          The Company has no present plans, proposals, arrangement or understanding to recapitalize after the date of this Prospectus through stock splits or stock dividends, through dividends or transferable warrants, options or rights or through exchange offers. There are no plans, proposals, arrangement or understanding with respect to the sale or issuance of additional securities after the completion of the offering, but prior to the location of an acquisitions or merger candidate.

Reports to Stockholders

          The Company intends to furnish its stockholders with annual reports containing audited financial statements as soon as practicable at the end of each fiscal year. The Company's fiscal year ends on December 31st.

Dividends

          The Company was only recently organized, has no earnings, and has paid no dividends to date. Since the Company was formed as a blank check company with its only intended business being the search for an appropriate Business Combination, the Company does not anticipate having any earnings until such time that a Business Combination is reconfirmed by the stockholders. However, there are no assurances that upon the consummation of a Business Combination, the Company will have earnings or issue dividends. Therefore, it is not expected that cash dividends will be paid to stockholders until after a Business Combination is reconfirmed.

Transfer Agent

          The Company has appointed Olde Monmouth Stock Transfer,
22 Claridge Drive, Middletown, New Jersey  07748, as the Transfer
Agent for the Company.


       COMPARISON OF U.S. AND CAYMAN ISLANDS CORPORATE LAW

          Under the laws of most jurisdictions in the United States, majority and controlling shareholders generally have certain fiduciary responsibilities to the minority shareholders. Shareholder action must be taken in good faith and actions by controlling shareholders which are obviously unreasonable may be declared null and void.

          Under Cayman Islands law, a shareholder may have two distinct types of actions. The first is a personal action against the Company in respect of a breach of the duties which the Company owes to him/her. This personal action may be on behalf of himself/herself and all other such members (shareholders) of the corporation. The second action available to a shareholder arises in situations where there is alleged fraud and the wrongdoers are themselves, the majority shareholders and in control of the Company. This is what is called a derivative action, namely because it is in pursuit of a cause of action derived from and exercised on behalf of the company because the alleged wrongdoers controlled the company, thus preventing the normally appropriate organ, that is the board of directors of the general meeting, from causing the company itself to pursue it. The shareholder must establish fraud on the minority and actual control by the alleged wrongdoers.

          The Companies Law (Revised) also has provisions which relate to the protection of members/shareholders. For example, a shareholder must be properly notified of meetings, and the company must cause the proper books of accounts to be kept. Additionally, the company can only act by special resolutions of the shareholders in certain circumstances. Further provisions in the Companies Law (Revised) provide that a shareholder can request the court to appoint one or more inspectors to examine the affairs of the company in certain cases.

          As in most United States jurisdictions, the board of directors of a Cayman Islands corporation is charged with the management of the affairs of the corporation. In most United States jurisdictions, directors owe a fiduciary duty to the corporation and its shareholders, including a duty of care, pursuant to which directors must properly apprise themselves of all reasonably available information, and a duty of loyalty, pursuant to which they must protect the interest of the corporation and refrain from conduct that injures the corporation or its stockholders or that deprives the corporation or its stockholders of any profit or advantage. Many United States jurisdictions have enacted various statutory provisions which permit the monetary liability of directors to be eliminated or limited. While the board of directors of a Cayman Islands corporation may have the power to generally manage the affairs and the business of that company, the Companies Law (Revised) has specific provisions which provide for shareholder approval, which includes the amendment of a company's memorandum of association or articles of association, an increase or reduction in a company's authorized capital, and winding up by consent of a company.

          Directors of a Cayman Islands corporation owe a fiduciary duty to both shareholders and creditors of the corporation. A director of a Cayman Islands corporation has a duty to act in good faith, to exercise his/her powers for a purpose in the best interest of the company, to exercise unfettered discretion, to avoid unfairness to any members of the corporation, and to avoid a conflict between his/her duty to the corporation and his/her self interest of the interests of another party. A director must not be a party to the misapplication of company resources, including property, corporate opportunity or confidential information.

          The Companies Law (Revised) provides for unlimited liability of directors and officers unless otherwise provided by a company's memorandum of association.

          The foregoing description of certain difference between Cayman Islands and United States corporate laws is only a summary and does not purport to be complete or to address every applicable aspect of such laws. See "Enforceability of Civil Liabilities," and "RISK FACTORS - Rights of Shareholders under Cayman Islands Law May Be Different Than in U.S. Jurisdictions."

                     PLAN OF DISTRIBUTION


The Company hereby offers the right to subscribe for 4,000 Shares at $6.25 per Share.

The Company proposes to offer the Shares directly on a "best efforts, all or none basis", and no compensation is to be paid to any person in connection with the offer and sale of the Shares.

The Company's officers and directors shall distribute prospectuses related to this Offering. The Company estimates approximately 100 prospectuses shall be distributed in such a manner. Management intends to distribute prospectus to acquaintances, friends and business associates.

The Offering shall be conducted by Peter Anderson, the Company's Secretary. Although the Company's officers and directors are "associated persons" of the Company as that term is defined in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), they are deemed not to be brokers for the following reasons: (1) the officers and directors are not subject to statutory disqualifications as that terms is defined in Section 3(a)(39) of the Exchange Act at the time of his/her participation in the sale of the Company's securities; (2) they will not be compensated in connection with their participation in the sale of the Company's securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities; (3) none of them are an associated person of a broker or dealer at the time of his/her participation in the sale of the Company's securities; and (4) each associated person shall restrict his/her participation to the following activities:

                   (a) preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by the associated person of a potential purchaser;

                   (b) responding to inquiries of potential purchasers in a communication initiated by the potential purchasers, provided however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or

                   (c) performing ministerial and clerical work involved in effecting any transaction.

          As of the date of this Prospectus, no broker has been retained by the Company in connection with the sale of securities being offered hereby. In the event a broker who may be deemed an Underwriter is retained by the Company, an amendment to the Company's Registration Statement will be filed with the Securities and Exchange Commission.

          Neither the Company nor anyone acting on its behalf including the Company's shareholders, officers, directors, promoters, affiliates or associates will approach any broker-dealer to act as a market maker or take any steps to request or encourage a market in these securities either prior or subsequent to an acquisition of any business opportunity. There have been no preliminary discussions or understandings between the Company (or anyone acting on its behalf) and any market maker regarding the participation of any such market maker in the future trading market (if any) for the Company's securities, nor does the Company have any plans to engage in such discussions. The Company does not intend to use consultants to obtain market makers. No member of management, promoter or anyone acting at their direction will recommend, encourage or advise investors to open brokerage accounts with any broker-dealer that is obtained to make a market in the Shares subsequent to the acquisition of any business opportunity. The Company's investors shall make their own decisions regarding whether to hold or sell their Shares. The Company shall not exercise any influence over investors' decisions.


Method of Subscribing

          Persons may subscribe by filling in and signing the subscription agreement and delivering it, prior to the expiration date (as defined below), to the Company. The subscription price of $6.25 per Share must be paid in cash or by check, bank draft, money order or wire transfer payable in United States dollars to the order of the Company and Atlantic Liberty Savings, as Escrow Agent. This offering is being made on a "best efforts, all or none basis." Thus, unless all 4,000 shares are sold, none will be sold.

          The Company's officers, directors, current shareholders and any of their affiliates or associates may purchase a portion of the Shares offered in this offering. The aggregate number of Shares which may be purchased by such persons shall not exceed 30% of the number of Shares sold in this offering. Such purchases may be made in order to close the "all or nothing" offering. Shares purchased by the Company's officers, directors and principal shareholders will be acquired for investment purposes and not with a view towards distribution.

                         EXPIRATION DATE


          This offering will expire 90 days from the date of this prospectus (or 180 days from the date of this prospectus if extended by the Company).

                           LITIGATION

          The Company is not presently a party to any litigation, nor to the knowledge of management is any litigation threatened against the Company which may materially affect the Company.

                         LEGAL OPINIONS

          Quin & Hampson, Barristers and Attorneys-at-Law, Harbour Centre, 3rd Floor, P.O. Box 1348, Cayman Island, BWI, the Company's Cayman Island counsel, has rendered an opinion that the Company has been duly incorporated under the laws of the Cayman Islands, and that the Shares are validly issued and non-assessable. Joel Schonfeld, special counsel to the Company, and his associate, Andrea Weinstein, own a total of 8,000 shares of the Company's common stock.

                             EXPERTS

          The financial statements included in this prospectus have been examined by Jerome Goldberg, independent certified public accountant, as stated in his opinion given upon the authority of that person as an expert in accounting and auditing.

                       FURTHER INFORMATION

          The Company has filed with the Securities and Exchange Commission (the "Commission"), a Registration Statement on Form F-1 with respect to this the securities offered by this prospectus. This prospectus omits certain information contained in the Registration Statement as permitted by the Rules and Regulations of the Commission. Reports and other information filed by the Company may be inspected at the public reference facilities of the Commission in Washington, D.C., and copied at prescribed rates. Statements contained in this prospectus as to the contents of any contract or other document referred to are not complete and where such contract or other document is an exhibit to the Registration Statement, each such statement is deemed qualified and amplified in all respects by the provisions of the exhibit.

                   ZERON INTERNATIONAL LIMITED


                      FINANCIAL STATEMENTS


                  (A Development Stage Company)


        For the Period March 22, 1995 (Date of Inception)
            to January 31, 1996 and February 1, 1996
                        to June 30, 1996

                        ZERON INTERNATIONAL LIMITED
                   INDEX TO AUDITED FINANCIAL STATEMENTS










                                                              Page


 .         Independent Auditor's Report . . . . . . . . . . .   62

 .         Balance Sheet as of January 31, 1996. . . . . . .    63

 .         Balance Sheet as of June 30, 1996. .  . . . . . .    64

 .         Statement of Income for the period March 23, 1995
          (Date of Inception) to January 31, 1996, and
          for the period of February 1, 1996 to
          June 30, 1996  . . . . . . . . . . . . . . . .  .    65

          Statement of Stockholders' Equity for the period
          March 23, 1995 (Date of Inception) to
          January 31, 1996. . .  . . . . . . . . . .  . . .    66

 .         Statement of Stockholders' Equity for the period
          of February 1, 1996 to June 30, 1996. . . . . . .    67

 .         Statement of Cash Flows for the period March 23, 1995
          (Date of Inception) to January 31, 1996 and
          February 1, 1996 to June 30, 1996 . . . . . . . .    68

 .         Notes to Financial Statements for the period
          March 23, 1995 (Date of Inception) to
          January 31, 1996 and the period from
          February 1, 1996 to June 30, 1996 . . . . . . . .    69

                         JEROME GOLDBERG
                   Certified Public Accountant
                      2940 Ocean Parkway
                   Brooklyn, New York   11234



The Board of Directors
Zeron International Limited
4 Park Road, Tremont House
Hamilton HM11
Bermuda

                  Independent Auditor's Report

          I have audited the accompanying balance sheet of Zeron International Limited (a development stage company) as of January 31, 1996, and as of June 30, 1996 and the related statements of operations, stockholders' equity and cash flows from March 22, 1995 (date of inception) to January 31, 1996, and from February 1, 1996 to June 30, 1996. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

          I have conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

          In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Zeron International Limited (a development stage company) at January 31, 1996 and June 30, 1996, and the results of its operations and its cash flows from March 22, 1995 (date of inception) to January 31, 1996, and from February 1, 1996 to June
30, 1996 in conformity with generally accepted accounting principles.



Jerome Goldberg
Certified Public Accountant

Dated:  July 22, 1996
        Brooklyn, New York
                         ZERON INTERNATIONAL LIMITED
                        (A development stage company)
                                BALANCE SHEET
                           as of January 31, 1996

                                   ASSETS


                                      As of
                                      January 31, 1996
Current Assets:
Cash                                      $20,867

Other Assets:

Deferred offering costs         $ 7,500
 (Notes 1 and 2)
Organization costs
 (Note 2)                       $ 5,926

                                          $13,426

          Total Assets                    $34,293


                    LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
 Loan Payable (Note 6)          $32,331


Total Liabilities                         $32,331

Stockholders' Equity (Note
1 and 2); 75,000,000
shares, common stock,
$.001 par value,
authorized; issued
and outstanding
396,000 shares at $.001
per share;                      $   396
Additional paid in capital      $ 1,584
Preferred Stock, $.001
par value, 15,000,000
shares authorized;
0 issued and outstanding
Accumulated Deficit             $  (18)
                                          $ 1,962
Total Liability and
 Stockholders Equity                      $34,293

The accompanying notes are an integral part of these financial statements.

                        ZERON INTERNATIONAL LIMITED
                        (A development stage company)
                                BALANCE SHEET
                             as of June 30, 1996

                                   ASSETS

                                      As of
                                      June 30, 1996
Current Assets:
Cash                                      $12,840

Other Assets:

Deferred offering costs         $15,527
 (Notes 1 and 2)
Organization costs
 (Note 2)                       $ 5,926

                                          $21,453

          Total Assets                    $34,293


                    LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
 Loan Payable (Note 6)          $32,331


Total Liabilities                         $32,331

Stockholders' Equity (Note
1 and 2); 75,000,000
shares, common stock,
$.001 par value,
authorized; issued
and outstanding
396,000 shares at $.001
per share;                      $   396
Additional paid in capital      $ 1,584
Preferred Stock, $.001
par value, 15,000,000
shares authorized;
0 issued and outstanding
Accumulated Deficit             $  (18)
                                          $ 1,962
Total Liability and
 Stockholders Equity                      $34,293

The accompanying notes are an integral part of these financial statements.



                ZERON INTERNATIONAL LIMITED
                (A development stage company)

                     STATEMENT OF INCOME
      For the Period March 23, 1995 (Date of Inception)
                  to January 31, 1996 and
              February 1, 1996 to June 30, 1996

                                           March 23,     February 1,
                                            1995 to       1996 to
                                           January 1,     June 30,
                                             1996           1996

Costs and Operating Expenses .........     $  (18)       $  - 0 -

Income from Operations ...............     $  - 0 -      $  - 0 -

Net Loss..............................     $  (18)       $  - 0 -






























The accompanying notes are an integral part of these financial statements.

                 ZERON INTERNATIONAL LIMITED
                (A development stage company)

              STATEMENT OF STOCKHOLDER'S EQUITY
      For the Period March 22, 1995 (Date of Inception)
                     to January 31, 1996



                           Shares                Amount


Initial sale of Stock
November 15, 1995 for cash 396,000               $ 1,980

Net Loss For Period                              $  (18)

Balance as of
 Jan. 31, 1996             396,000               $ 1,962




























The accompanying notes are an integral part of these financial statements.

                 ZERON INTERNATIONAL LIMITED
                (A development stage company)

              STATEMENT OF STOCKHOLDER'S EQUITY
      For the Period February 1, 1996 to June 30, 1996



                           Shares                Amount


Initial sale of Stock
November 15, 1995 for cash 396,000               $ 1,980

Accumulated Deficit                               $  (18)

Balance as of
 June 30, 1996             396,000               $ 1,962






























The accompanying notes are an integral part of these financial statements.
                     ZERON INTERNATIONAL LIMITED
                    (A Development Stage Company)

                       STATEMENT OF CASH FLOWS
          For the Period March 23, 1995 (Date of Inception)
             to January 31, 1996 and February 1, 1996 to
                            June 30, 1996

                                     March 23,        February 1,
                                      1995 to           1996 to
                                    January 31,         June 30,
                                       1996              1996

Increase (Decrease) in Cash
 and Cash Equivalents

Cash Flows From:
  Operating Activities               $   (18)         $   - 0 -
  Investing Activities               $   - 0 -        $   - 0 -
  Financing Activities:
   Proceeds from issuance of
    Common Stock                     $  1,980         $   - 0 -


  Deferred Offering Costs            $ (7,500)        $ (8,027)
  Organization Costs                 $ (5,926)        $   - 0 -

Net Cash Provided By
 Financing Activities                $(11,446)        $ (8,027)

Change in Assets
 and Liabilities:
Loans Payable                        $ 32,331         $   - 0 -

Net Increase in Cash and
 Cash Equivalents                    $ 20,867         $ (8,027)

Cash and Cash Equivalents
 at end of year                      $ 20,867

Cash at Beginning of Period                           $ 20,867

Cash and Cash Equivalents at End of Period            $ 12,840






The accompanying notes are an integral part of these financial statements.



                   ZERON INTERNATIONAL LIMITED
                  (A Development Stage Company)

                  NOTES TO FINANCIAL STATEMENTS
     FOR THE PERIOD FROM March 22, 1995 (Date of Inception)
          TO January 31, 1996 and February 1, 1996 to
                          June 30, 1996


1.ORGANIZATION OF THE COMPANY

The Company was incorporated in the Cayman Islands on March 22, 1995. Subsequent to incorporation, it issued and sold 396,000 shares of Common stock on November 15, 1995. The Shares were sold for $.005 per share. The total amount of cash received by the Company from the sale of all securities was $1,980.

The Company's business will be to seek potential business ventures which in the opinion of management will provide a profit to the Company. Such involvement can be in the terms of the acquisition of existing businesses and/or the acquisition of assets to establish businesses for the Company. Present management of the Company does not expect to become involved as management in the aforementioned businesses and will hire presently unknown and unidentified individuals as management for the aforementioned businesses.

The Company's only activities to date have been the acquisition of funds from the sale of its Common Stock to its officers, directors, and other investors and the Bridge Financing. The Board of Directors has voted to authorize the filing of a registration statement and prospectus on Form F-1 to effect a initial public offering in order to offer its securities to the public. As of June 30, 1996, the Company had not yet commenced operations.

As a result of its limited resources, the Company will, in all likelihood, have the ability to effect only a single Business
Combination. Accordingly, the prospects for the Company's success will be entirely dependent upon the future performance of a single business.

The Company's directors and officers are or may become, in their individual capacities officers, directors, controlling shareholders in a variety of businesses including other "blank check" companies. There exists potential conflicts of interest including, among other things, time, effort and corporate opportunity involved in participation with other business entities.

The Company's fiscal year-end is December 31st.


2. SIGNIFICANT ACCOUNTING POLICIES

Organization costs

Organization costs will be amortized on a straight line basis over a five year period from the COMMENCEMENT OF OPERATIONS. The total organization costs were $11,446 as of January 31, 1996 and #8,027 as of June 30, 1996.


Deferred Offering Costs

All costs to be incurred by the Company in connection with the proposed public offering will be charged to additional paid-in-capital upon the successful completion of the offering or expended in the event the offering is not successful. Total deferred offering costs were $7,500 as of January 31, 1996 and $15,527 as of June 30, 1996.

Interim Financial Statements

In the opinion of management, the audited interim financial statements reflect all adjustments necessary, consisting of normal recurring adjustments, to present fairly the Company's financial position at January 31, 1996 and June 30, 1996 and the results of operations and cash flows for periods ending January 31, 1996 and June 30, 1996. Results for the periods ended January 31, 1996 and June 30, 1996 are not necessarily indicative of the results to be expected for the entire fiscal year.

3. LEASES

The Company has no oral or written leases or freeholds of any kind on any physical plant. The Company presently uses offices located at 4 Park Road, Tremont House, Hamilton HM11, Bermuda, at no cost to the Company. Such arrangement is expected to continue after completion of this offering.


4.        RULE 419 REQUIREMENTS

Rule 419 requires that offering proceeds after deduction for underwriting commissions, underwriting expenses and dealer allowances, if any, be deposited into an escrow or trust account (the "Deposited Funds" and "Deposited Securities," respectively) governed by an agreement which contains certain terms and provisions specified by the Rule. Under Rule 419, the Deposited Funds and Deposited Securities will be released to the Company and to the investors, respectively, only after the Company has met the following three basic conditions. First, the Company must execute an agreement(s) for an acquisition(s) meeting certain prescribed criteria. Second, the Company must file a post-effective amendment to the registration statement which includes the terms of a reconfirmation offer that must contain conditions prescribed by the rules. The post-effective amendment must also contain information regarding the acquisition candidate(s) and its business(es), including audited financial statements. The Agreement(s) must include, as a condition precedent to their consummation, a requirement that the number of investors representing 80% of the maximum proceeds must elect to reconfirm their investments. Third, the Company must conduct the reconfirmation offer and satisfy all of the prescribed conditions, including the condition that a certain minimum number of investors must elect to remain investors. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The reconfirmation offer must include certain prescribed conditions which must be satisfied before the Deposited Funds and Deposited Securities can be released from escrow. After the Company submits a signed representation to the Escrow Agent that the requirements of Rule 419 have been met and after the acquisition(s) is consummated, the Escrow Agent can release the Deposited Funds and Deposited Securities.

Accordingly, the Company has entered into an escrow agreement with Atlantic Liberty Savings (the "Escrow Agent") which provides that:

          (1) The net proceeds are to be deposited into an escrow account maintained by Atlantic Liberty Savings promptly upon receipt. The deposited proceeds and interest or dividends thereon, if any, are to be held for the sole benefit of the investors and can only be invested in bank deposits, in money market mutual funds or federal government securities or securities for which the principal or interest is guaranteed by the federal government.

          (2) All securities issued in connection with the offering and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends or similar rights are to be deposited directly into the Escrow
Account promptly upon issuance (the "Deposited
Securities") and the identity of the investors are to be included on the stock certificates or other documents evidencing the Securities. The Deposited Securities held in the escrow account are to remain as issued and are to be held for the sole benefit of the investors' who retain the voting rights, if any, with respect to the securities held in their names. The Deposited Securities held in the Escrow Account may not be transferred, disposed of nor any interest created therein other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or Table 1 of the Employee
Retirement Income Security Act.

          (3) Warrants, convertible securities or other derivative securities relating to securities held in the Escrow Account may be exercised or converted in accordance with their terms; provided that, however, the securities received upon exercise or conversion together with any cash or other consideration paid in connection with the exercise or conversion are to be promptly deposited into the Escrow Account.



Prescribed Acquisition Criteria

          Rule 419 requires that before the Deposited Funds and the Deposited Securities can be released, the Company must first execute an agreement to acquire an acquisition candidate(s) meeting certain specified criteria. The agreement(s) must provide for the acquisition(s) of a business(es) or assets for which the fair value of the business represents at least 80% of the maximum offering proceeds. For purposes of the offering, the fair value of the business(es) or assets to be acquired must be at least $20,000 (80% of $25,000).


Post-Effective Amendment

          Once the agreement(s) governing the acquisition(s) of a business(es) meeting the above criteria has been executed, Rule 419 requires the Company to update the registration statement with a post-effective amendment. The post-effective amendment must contain information about: the proposed acquisition candidate(s) and its business(es), including audited financial statements; the results of this offering; and, the use of the funds disbursed from the Escrow Account. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The reconfirmation offer must include certain prescribed conditions which must be satisfied before the Deposited Funds and Deposited Securities can be released from escrow.

Reconfirmation Offering

          The reconfirmation offer must commence after the effective date of the post-effective amendment. Pursuant to Rule
419, the terms of the reconfirmation offer must include the following conditions;

          (1) The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the Escrow Account within 5 business days after the effective date of the post-effective amendment.


          (2) Each investor will have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to notify the Company in writing that the investor elects to remain an investor.

          (3) If the Company does not receive written notification from any investor within 45 business days following the effective date, the pro rata portion of the Deposited Funds (and any related interest or dividends) held in the Escrow Account on such investor's behalf will be returned to the investor within 5 business days by first class mail or other equally prompt means.

          (4) The acquisition(s) will be consummated only if a minimum number of investors representing 80% of the maximum offering proceeds ($20,000) elect to reconfirm their investment.

          (5) If a consummated acquisition (s) has not
occurred by                            (18 months from
the date of this prospectus), the Deposited Funds held in the Escrow Account shall be returned to all investors on a pro rata basis within 5 business days by first class mail or other equally prompt means.

Release of Deposited Securities and Deposited Funds


          The Deposited Funds and Deposited Securities may be released to the Company and the investors, respectively, after:

          (1) The Escrow Agent has received a signed representation from the Company and any other evidence acceptable by the Escrow
Agent that:

               (a) The Company has executed an agreement for the acquisition (s) of a Business (es) for which the fair market value of the business represents at least 80% of the maximum offering proceeds and has filed the required post-effective amendment;

               (b) The post-effective amendment has been declared effective, that the mandated reconfirmation offer having the conditions prescribed by Rule 419 has been completed and that the Company has satisfied all of the prescribed conditions of the reconfirmation offer.

          (2) The acquisition(s) of the business(es) with the fair value of at least 80% of the maximum proceeds is consummated.


The Securities to be offered by the Selling Securityholders must be deposited in the escrow account prior to effectiveness of the registration statement relating to the Company's offering, and will be released only after the offering is reconfirmed and an acquisition transaction is effected or the net proceeds of the offering returned to the investors in accordance with the provisions of Rule 419. The Selling Securityholders' offering may not commence until after an acquisition transaction has been effected in accordance with the provisions of Rule 419.

5.  RELATED PARTY TRANSACTIONS

Johann Wong, President and a director of the Company, through One World Asset Management Limited, a Bermuda corporation wholly owned by him, is the investment manager of One World Capital Partners Limited. One World Capital Partners Limited owns 97,000 Shares, and 75,000 Bridge Warrants, which, along with their underlying 75,000 shares of Common Stock, are being registered hereto.

Rose-Marie Fox, Treasurer and a director of the Company, is a principal shareholder of the Company. Furthermore, Ms. Fox is a principal of Cornerstone Financial Corporation, which owns 150,000 Bridge Warrants, exercisable for 150,000 shares of Common Stock, all of which are being registered hereto.

Peter D. Anderson, a director and Secretary of the Company, is also the Company's registered agent for the Cayman Islands. He will receive $2,500 per year from the Company for this service.

6.  LOAN AGREEMENTS

As of January 31, 1996 and June 30, 1996, the Company had $30,000 in notes, pursuant to the Bridge Financing, as well as a $2,331 loan for incorporation costs. The $30,000 Bridge Notes accrue interest @ a rate of 7% per annum, with interest and principal due and payable upon consummation of a Business Contribution. The $2,331 note payable to Zeron Acquisitions II, Inc., accrues interest @ a rate of 7% per annum, with interest and principal due and payable upon consummation of a Business Combination.

7.  ADDITIONAL INFORMATION

The Board of Directors passed a resolution on October 3, 1995 authorizing the Management of the Company to initiate steps to make a public offering of the Company's securities, in order to raise additional capital of $25,000.00. Management was granted authority to file an F-1 Registration Statement with the Securities and Exchange Commission and to register the securities in any state jurisdictions that Management felt was required and appropriate.

It was furthermore resolved that the public offering would consist of 4,000 Share to be offered at $6.25 per Share.

                             PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS


Item 13.  Expenses of Issuance and Distribution

          The other expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:


          Escrow Fee................................$   250.00
          Securities and Exchange Commission
           Registration Fee.........................$   655.17
          U.S. Legal Fees...........................$15,000.00
          Cayman Islands Legal Fees.................$ 8,000.00
          Accounting Fees...........................$ 1,000.00
          Printing and Engraving....................$   500.00
          Blue Sky Qualification Fees and Expenses..$ 1,000.00
          Miscellaneous.............................$   400.00
          Transfer Agent Fee........................$   300.00
          Cayman Registered Agent Fee...............$ 2,500.00
          TOTAL.....................................$29,605.17



Item 14.  Indemnification of Directors and Officers
          The Companies Law (Revised) provides for unlimited liability of directors and officers unless otherwise provided by a company's memorandum of association.

          The Memorandum and Articles of Association of the Company include provisions for the protection of directors and officers.
Section 31 of the Company's Articles of Association states the following:

          31. Indemnity. The Company may to the fullest extent permitted by Law, indemnify any and all directors and officers whom it shall have power to indemnify from and against any and all expenses, liabilities or other matter permitted by Law, and the indemnification provided for shall not be deemed exclusive of any other rights to which the persons so indemnified may be entitled under any By-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity by holding office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefits of the heirs, executors and administrators of such person.

Item 15.  Recent Sales of Unregistered Securities


The Company issued 396,000 shares on November 15, 1995 to its initial stockholders for $1,980.

Name/Address
Consideration       Shares
Beneficial         Of Common             Price
Owner              Stock Purchased(2)    Paid

Otto Tobler                97,000         $485.00
Zurichbergstrasse 74
8044 Zurich
Switzerland

Rose-Marie Fox(1)(3)       97,000         $485.00
354 East 50th St.
New York, NY  10022

One World Capital          97,000         $485.00
 Partners Limited(1)(4)
Tremont House
4 Park Road
Hamilton HM11 Bermuda

Cook Capital               97,000         $485.00
 Investments Ltd.(1)(5)
P.O. Box HM 370
Hamilton HM BX
Bermuda

Joel Schonfeld(6)           5,333         $ 26.67
26 Court Street
Suite 810
Brooklyn, NY 11242

Andrea Weinstein(6)         2,667         $ 13.33
26 Court Street
Suite 810
Brooklyn, NY  11242


Total Officers             97,000         $485.00
and Directors
(1 person)

Additionally, 300,000 Bridge Warrants were issued to three persons pursuant to Notes dated October 3, 1995. Each Bridge Warrant is exercisable for one share of Common Stock at $6.25 per share for a period commencing on the later of the consummation by the Company of a Business Combination or one year from the date of the Prospectus, and ending seven (7) years from the date of the Prospectus. The holders of the Bridge Warrants have agreed not to transfer them until after the consummation of a Business Combination, and not to exercise them until 90 days after such consummation.


Name/Address                         Amount of Bridge
of Bridge Warrant Holder(1)          Warrants Owned(2)

Cornerstone Financial                  150,000
 Corporation(3)
354 East 50th Street
New York, NY  10022

One World Capital Partners Limited(4)    75,000
c/o Tremont House
4 Park Road
Hamilton HM11, Bermuda

Cook Capital Investments Ltd.(5)         75,000
P.O. Box HM 370
Hamilton, HM BX, Bermuda

__________________________
          (1) May be deemed "Promoters" of the Company, as that term is defined under the Securities Act of 1933.

          (2)  These Shares were sold under the exemption of
Section 4(2) of the Securities Act of 1933.

          (3) The principals of Cornerstone Financial Corporation are Rose-Marie Fox, 354 East 50th Street, New York, New York 10022, and Andreas O. Tobler, 400 East 70th Street, #2703, New York, New York 10021. Ms. Fox, Treasurer and a director of the Company, is also the Managing Director of Cornerstone Financial Corporation.

          (4) Johann Wong, the Company's President and a director, through One World Asset Management Limited, a Bermuda corporation wholly owned by him, is the investment manager of One World Capital Partners Limited.

          (5) The principals of Cook Capital Investments Ltd. are David Raworth, P.O. Box 173, Road Town, Tortola, British Virgin
Islands, and Clive Dakin, P.O. Box 370, Hamilton, HM BX, Bermuda.

          (6) Mr. Schonfeld is serving as special counsel to the Company for this offering, and Ms. Weinstein is his associate.

Neither the Company nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising.

Each purchaser represented in writing that he/she acquired the securities for his own account. A legend was placed on the certificates stating that the securities have not been registered under the Act and setting forth the restrictions on their transferability and sale. Each purchaser signed a written agreement that the securities will not be sold without registration under the Act or exemption therefrom.




Item 16.  EXHIBITS



 3.1    Certificate of Incorporation.

 3.2    By-Laws.

 4.1    Specimen Certificate of Common Stock.

 4.2    Specimen Copy of Bridge Warrants

 4.3    Specimen Copy of Bridge Note

 4.6    Form of Escrow Agreement.

 5.0    Opinion of Counsel.

23.0    Accountant's Consent to Use Opinion.

23.1    Counsel's Consent to Use Opinion.

Item 17.

                          UNDERTAKINGS



          The registrant undertakes:


(1) To file, during any period in which offers or sales are being made, post-effective amendment to this registration statement:

          (i)  To include any prospectus required by Section 10 (a)
(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the Effective Date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or deletion of managing underwriter;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To deposit into the Escrow Account at the closing, certificates in such denominations and registered in such names as required by the Company to permit prompt delivery to each purchaser upon release of such securities from the Escrow Account in accordance with Rule 419 of Regulation C under the Securities Act. Pursuant to Rule 419, these certificates shall be deposited into an escrow account, not to be released until a business combination is consummated.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.










            -This Space is Intentionally Left Blank-

                           SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form F-1 and authorized this registration statement to be signed on its behalf
by the undersigned, in the City of               , State of
       , on               .






                           ZERON INTERNATIONAL LIMITED


             BY:
                     Johann Wong, President


                     Rose-Marie Fox, Authorized U.S. Representative

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.



Johann Wong                                        DATED
President, Director



Peter D. Anderson                                  DATED
Secretary, Director



Rose-Marie Fox                                     DATED
Treasurer, Director



John B. Benbow                                     DATED
Assistant Secretary